Exhibit 99.7

SECOND LIEN

PLEDGE AND

SECURITY AGREEMENT

by

WORLDSPACE, INC.,

GUARANTORS

as Pledgors

and

THE BANK OF NEW YORK,

as Collateral Agent

Dated as of June 1, 2007

TABLE OF CONTENTS

		Page
PREAMBLE		1
RECITALS		1
AGREEMENT		2

ARTICLE I

DEFINITIONS AND INTERPRETATION

SECTION 1.1.	Definitions.	2
SECTION 1.2.	Interpretation	10
SECTION 1.3.	Resolution of Drafting Ambiguities	11
SECTION 1.4.	Perfection Certificate	11

ARTICLE II

GRANT OF SECURITY AND SECURED OBLIGATIONS

SECTION 2.1.	Grant of Security Interest	11
SECTION 2.2.	Filings.	13

ARTICLE III

PERFECTION; SUPPLEMENTS; FURTHER ASSURANCES; USE OF PLEDGED COLLATERAL

SECTION 3.1.	Delivery of Certificated Securities Collateral	14
SECTION 3.2.	Perfection of Uncertificated Securities Collateral	15
SECTION 3.3.	Financing Statements and Other Filings; Maintenance of Perfected Security Interest	15
SECTION 3.4.	Other Actions	15
SECTION 3.5.	Joinder of Additional Guarantors	19
SECTION 3.6.	Supplements; Further Assurances	19

ARTICLE IV

REPRESENTATIONS, WARRANTIES AND COVENANTS

SECTION 4.1.	Title	20
SECTION 4.2.	Validity of Security Interest	20
SECTION 4.3.	Defense of Claims; Transferability of Pledged Collateral	20
SECTION 4.4.	Other Financing Statements	21

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SECTION 4.5.	Chief Executive Office; Change of Name; Jurisdiction of Organization	21
SECTION 4.6.	Location of Inventory and Equipment	21
SECTION 4.7.	Due Authorization and Issuance	21
SECTION 4.8.	Consents, etc	22
SECTION 4.9.	Pledged Collateral	22
SECTION 4.10.	Insurance	22
SECTION 4.11.	Intellectual Property Collateral	23

ARTICLE V

CERTAIN PROVISIONS CONCERNING SECURITIES COLLATERAL

SECTION 5.1.	Pledge of Additional Securities Collateral	23
SECTION 5.2.	Voting Rights; Distributions; etc.	23
SECTION 5.3.	Defaults, etc	25
SECTION 5.4.	Certain Agreements of Pledgors as Issuers and Holders of Equity Interests	25

ARTICLE VI

CERTAIN PROVISIONS CONCERNING INTELLECTUAL PROPERTY COLLATERAL

SECTION 6.1.	Protection of Collateral Agent’s Security	25
SECTION 6.2.	Enforcement	27
SECTION 6.3.	After-Acquired Property	27
SECTION 6.4.	License Grant	28

ARTICLE VII

CERTAIN PROVISIONS CONCERNING RECEIVABLES

SECTION 7.1.	Maintenance of Records	28
SECTION 7.2.	Legend	28
SECTION 7.3.	Notification to Account Debtors	28

ARTICLE VIII

TRANSFERS

SECTION 8.1.	Transfers of Pledged Collateral	29

ARTICLE IX

REMEDIES

SECTION 9.1.	Remedies	29

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EXHIBITS:

EXHIBIT 1	Form of Issuer’s Acknowledgment
EXHIBIT 2	Form of Securities Pledge Amendment
EXHIBIT 3	Form of Joinder Agreement
EXHIBIT 4	Form of Control Agreement Concerning Securities Accounts
EXHIBIT 5	Form of Control Agreement Concerning Deposit Accounts
EXHIBIT 6	Form of IP Security Agreement
EXHIBIT 7	Form of IP Security Agreement Supplement
EXHIBIT 8	Form of Landlord Access Agreement
EXHIBIT 9	Form of Acknowledgment

SCHEDULES

SCHEDULE 3.3A	Governmental, municipal or other offices for filing
SCHEDULE 3.3B	Permitted Liens
SCHEDULE 4.9	Filings to Perfect Security Interests of the Collateral Agent

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SECURITY AGREEMENT

This SECURITY AGREEMENT dated as of June 1, 2007 (as amended, amended and restated, supplemented or otherwise modified from time to time in accordance with the provisions hereof, this “Agreement”) made by WORLDSPACE, INC., a Delaware corporation (“WorldSpace”), and the Guarantors from to time to time party hereto (the “Guarantors”), as pledgors, assignors and debtors (WorldSpace, together with the Guarantors, and together with any successors, the “Pledgors,” and each, a “Pledgor”), in favor of THE BANK OF NEW YORK, in its capacity as collateral agent, as pledgee, assignee and secured party (in such capacities and together with any successors in such capacities, the “Collateral Agent”).

RECITALS:

A. In connection with the transactions (the “Redemption and Exchange Transaction”) contemplated by that certain Amendment, Redemption and Exchange Agreement, dated as of June 1, 2007 (as the same may be amended, modified or supplemented from time to time, the “Exchange Agreement”), among WorldSpace and the Investors (as such term is defined therein), the Investors have agreed to exchange $60,000,000 principal amount of Existing Notes (as such term is defined in the Exchange Agreement) for second lien amended and restated convertible notes (the “Convertible Notes”) in the aggregate principal amount of $60,000,000.

B. To secure the due and prompt payment and performance by the Pledgors of the Obligations under the Convertible Notes, the Investors required the Pledgor to execute and deliver a security agreement to the Collateral Agent and to pledge the security herein referred to;

C. Each Guarantor has or will, pursuant to the Convertible Notes, unconditionally guarantee the Secured Obligations;

D. WorldSpace and each Guarantor will receive substantial benefits from the execution, delivery and performance of the obligations under the Convertible Notes and each is, therefore, willing to enter into this Agreement;

E. This Agreement is given by each Pledgor in favor of the Collateral Agent for the benefit of the Secured Parties (as hereinafter defined) to secure the payment and performance of all of the Secured Obligations;

F. That certain Intercreditor Agreement, dated on or around the date hereof, between the Pledgors, the Collateral Agent, the First Lien Collateral Agent and the other parties thereto (as the same may be amended, modified or supplemented from time to time, the “Intercreditor Agreement”) governs the relative rights and priorities of the Secured Parties and the First Lien Secured Parties with respect to the Pledged Collateral; and

It is a condition to the transaction contemplated by the Exchange Agreement that each Pledgor execute and deliver the applicable Security Documents, including this Agreement.

AGREEMENT:

NOW THEREFORE, in consideration of the foregoing premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Pledgor and the Collateral Agent hereby agree as follows:

ARTICLE I

DEFINITIONS AND INTERPRETATION

SECTION 1.1. Definitions.

(a) Unless otherwise defined herein or in the Convertible Notes, capitalized terms used herein that are defined in the UCC shall have the meanings assigned to them in the UCC; provided that in any event, the following terms shall have the meanings assigned to them in the UCC:

“Accounts”; “Bank”; “Chattel Paper”; “Commercial Tort Claim”; “Commodity Account”; “Commodity Contract”; “Commodity Intermediary”; “Documents”; “Electronic Chattel Paper”; “Entitlement Order”; “Equipment”; “Financial Asset”; “Fixtures”; “Goods”; “Inventory”; “Letter-of-Credit Rights”; “Letters of Credit”; “Money”; “Payment Intangibles”; “Proceeds”; “ Records”; “Securities Account”; “Securities Intermediary”; “Security Entitlement”; “Software”, “Supporting Obligations”; and “Tangible Chattel Paper.”

(b) Terms used but not otherwise defined herein that are defined in the Convertible Notes shall have the meanings given to them in the Convertible Notes.

(c) The following terms shall have the following meanings:

“Account Debtor” shall mean each person who is obligated on a Receivable or Supporting Obligation related thereto.

“Agreement” shall have the meaning assigned to such term in the Preamble hereof.

“Australian Pledgor” shall mean AsiaSpace Limited, a company incorporated under the laws of Australia.

“BVI” shall mean the British Virgin Islands.

“BVI Pledgor” shall mean WorldSpace Satellite Company Ltd, a BVI Business Company first incorporated on 13 December 1996 as an international business company under the International Business Companies Act (Cap.291) of the BVI and automatically re-registered on 1 January 2007 under the BVI Business Companies Act, 2004 of the BVI.

“BVI Securities” shall mean the shares of US$1.00 each par value in the capital of the BVI Pledgor.

“Collateral Agent” shall have the meaning assigned to such term in the Preamble hereof.

“Collateral Support” shall mean all property (real or personal) assigned, hypothecated or otherwise securing any Pledged Collateral and shall include any security agreement or other agreement granting a lien or security interest in such real or personal property.

“Commodity Account Control Agreement” shall mean a control agreement in a form that is reasonably satisfactory to the Collateral Agent establishing the Collateral Agent’s Control with respect to any Commodity Account.

“Communications Laws” shall mean the Communications Act of 1934, as amended, and the rules, regulations and published policies of the Federal Communications Commission promulgated thereunder.

“Contracts” shall mean, collectively, with respect to each Pledgor, all sale, service, performance, equipment or property lease contracts, agreements and grants and all other contracts, agreements or grants (in each case, whether written or oral, or third party or intercompany), between such Pledgor and any third party, and all assignments, amendments, restatements, supplements, extensions, renewals, replacements or modifications thereof and the Intellectual Property Contracts.

“Control” shall mean (i) in the case of each Deposit Account, “control,” as such term is defined in Section 9-104 of the UCC, (ii) in the case of any Security Entitlement, “control,” as such term is defined in Section 8-106 of the UCC, and (iii) in the case of any Commodity Contract, “control,” as such term is defined in Section 9-106 of the UCC.

“Control Agreements” shall mean, collectively, the Deposit Account Control Agreement, the Securities Account Control Agreement and the Commodity Account Control Agreement.

“Convertible Notes” shall have the meaning assigned to such term in Recital A hereof.

“Copyrights” shall mean all United States and non-United States copyrights (including copyrights in Software) and mask works, whether registered or unregistered, together with any and all (i) registrations and applications for registration thereof, (ii) renewals and extensions thereof, (iii) rights and privileges arising under applicable law and international treaties and conventions, (iv) income, fees, royalties, damages, claims and payments due and payable with respect thereto, and (v) rights to sue and collect damages for past, present and future infringement thereof.

“Default” means a condition or event that, after notice or lapse of time or both, would constitute an Event of Default.

“Deposit Account Control Agreement” shall mean an agreement substantially in the form of Exhibit 5 hereto or such other form that is satisfactory to the Collateral Agent establishing the Collateral Agent’s Control with respect to any Deposit Account.

“Deposit Accounts” shall mean, collectively, with respect to each Pledgor, all “deposit accounts” as such term is defined in the UCC and shall include all cash, funds, checks, notes and Instruments from time to time on deposit in any of the deposit accounts.

“Distributions” shall mean, collectively, with respect to each Pledgor, all dividends, cash, options, warrants, rights, instruments, distributions, returns of capital or principal, income, interest, profits and other property, interests (debt or equity) or proceeds, including as a result of a split, revision, reclassification or other like change of the Pledged Securities, from time to time received, receivable or otherwise distributed to such Pledgor in respect of or in exchange for any or all of the Pledged Securities or Intercompany Notes.

“Equity Interest” shall mean any interest in a Person constituting a share of stock or a partnership or membership interest or other right, participation, interest or other equivalent in a Person including, without limitation, any convertible or non-convertible debt instruments and any warrants or options to purchase any of the foregoing.

“Event of Default” shall mean any Event of Default under the Convertible Notes.

“Exchange Agreement” shall have the meaning assigned to such term in the Preamble hereof.

“Export Control Laws” shall mean any laws, orders, or regulations of any Governmental Authority, or authorizations issued thereunder, governing the export, reexport, or transfer of defense articles, technology or services or dual-use goods, software, or technology, including but not limited to the United States International Traffic In Arms Regulations 22 CFR Parts 120-130.

“FCC Licenses” shall mean those licenses and authorizations issued by the Federal Communications Commission held by any Pledgor.

“First Lien Collateral Agent” shall mean the collateral agent appointed pursuant to the terms of the First Lien Security Agreement.

“First Lien Secured Parties” shall mean the secured parties as defined in the First Lien Security Agreement.

“First Lien Security Agreement” shall mean the Security Agreement, dated on or around the date hereof, by and among WorldSpace, the Investors and the other parties thereto.

“General Intangibles” shall mean, collectively, with respect to each Pledgor, all “general intangibles,” as such term is defined in the UCC, of such Pledgor and, in any event, shall include (i) all of such Pledgor’s rights, title and interest in, to and under all Contracts and insurance policies (including all rights and remedies relating to monetary damages, including indemnification rights and remedies, and claims for damages or other relief pursuant to or in respect of any Contract), (ii) all know-how and warranties relating to any of the Pledged Collateral, (iii) any and all other rights, claims, choses-in-action and causes of action of such Pledgor against any other person and the benefits of any and all collateral or other security given by any other person in connection therewith, (iv) all guarantees, endorsements and indemnifications on, or of, any of the Pledged Collateral, (v) all lists, books, records, correspondence, ledgers, printouts, files (whether in printed form or stored electronically), tapes and other papers or materials containing information relating to any of the Pledged Collateral, including all customer or tenant lists, identification of suppliers, data, plans, blueprints, specifications, designs, drawings, appraisals, recorded knowledge, surveys, studies, engineering reports, test reports, manuals, standards, processing standards, performance standards, catalogs, research data, computer and automatic machinery Software and programs and the like, field repair data, accounting information pertaining to such Pledgor’s operations or any of the Pledged Collateral and all media in which or on which any of the information or knowledge or data or records may be recorded or stored and all computer programs used for the compilation or printout of such information, knowledge, records or data, (vi) all licenses, consents, permits, variances, certifications, authorizations and approvals, however characterized, now or hereafter acquired or held by such Pledgor, including building permits, certificates of occupancy, environmental certificates, industrial permits or licenses and certificates of operation and (vii) all rights to reserves, deferred payments, deposits, refunds, indemnification of claims and claims for tax or other refunds against any Governmental Authority.

“Governmental Authority” means the government of the United States of America and any state, commonwealth, territory, possession, county, or municipality thereof, or the government of any political subdivision of any of the foregoing, any foreign government, or any entity, authority, agency, ministry or other similar body exercising executive, legislative, judicial, regulatory or administrative authority or functions of or pertaining to government, including any authority or other quasi-governmental entity established to perform any of such functions.

“Guarantors” shall have the meaning assigned to such term in the Preamble hereof.

“Indebtedness,” of any Person means, without duplication (a) all indebtedness for borrowed money, (b) all obligations issued, undertaken or assumed as the deferred purchase price of property or services including, without limitation, “capital leases” in accordance with U.S. generally accepted accounting principals (other than trade payables entered into in the ordinary course of business), (c) all reimbursement or payment obligations with respect to letters of credit, surety bonds and other similar instruments, (d) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses, (e) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to any property or assets acquired with the proceeds of such indebtedness (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property), (f) all monetary obligations under any leasing or similar arrangement which, in connection with generally accepted accounting principles, consistently applied for the periods covered thereby, is classified as a capital lease, (g) all indebtedness referred to in clauses (a) through (f) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any mortgage, lien, pledge, charge, security interest or other encumbrance upon or in any property or assets (including accounts and contract rights) owned by any Person, even though the Person which owns such assets or property has not assumed or become liable for the payment of such indebtedness, and (h) all Contingent Obligations in respect of indebtedness or obligations of others of the kinds referred to in clauses (a) through (g) above.

“Instruments” shall mean, collectively, with respect to each Pledgor, all “instruments,” as such term is defined in Article 9, rather than Article 3, of the UCC, and shall include all promissory notes, drafts, bills of exchange or acceptances.

“Intellectual Property Collateral” shall mean all of the following owned or hereafter acquired by each of the Pledgors: (a) Copyrights, (b) Patents, (c) Proprietary Information, (d) Trademarks, (e) Intellectual Property Contracts, (f) any other intellectual or industrial property, and (g) all original tangible embodiments or other source materials, in any format or medium.

“Intellectual Property Contracts” shall mean all contracts, agreements, permits, consents, orders and franchises, to which a Pledgor is a party or a beneficiary, relating to the license, development, use or disclosure of any of the Intellectual Property Collateral or the intellectual property of third parties, and all assignments, amendments, restatements, supplements, extensions, renewals, replacements or modifications thereof.

“Intercompany Notes” shall mean, with respect to each Pledgor, all intercompany notes described in Schedule 9 to the Perfection Certificate and intercompany notes hereafter acquired by such Pledgor and all certificates, instruments or agreements evidencing such intercompany notes, and all assignments, amendments, restatements, supplements, extensions, renewals, replacements or modifications thereof to the extent permitted pursuant to the terms hereof.

“Intercreditor Agreement” shall have the meaning assigned to such term in the recitals hereto.

“Investment Property” shall mean a security, whether certificated or uncertificated, Security Entitlement, Securities Account, Commodity Contract or Commodity Account, excluding, however, the Securities Collateral.

“Investors” shall have the meaning assigned to such term in the recitals hereto.

“IP Security Agreement” shall mean an agreement substantially in the form of Exhibit 6 hereto.

“IP Security Agreement Supplement” shall mean an agreement substantially in the form of Exhibit 7 hereto.

“Joinder Agreement” shall mean an agreement substantially in the form of Exhibit 3 hereto.

“Landlord Access Agreement” shall be an agreement in form substantially similar to Exhibit 9 hereto or such other form reasonably acceptable to the Collateral Agent.

“Letter-of-Credit Right” shall mean all “letter-of-credit rights” (as defined in the UCC) and also means and includes all rights of a Pledgor to demand payment or performance under a letter of credit (as defined in the UCC).

“NOAA Licenses” shall mean those licenses and authorizations issued by the National Oceanic and Atmospheric Administration held by any Pledgor.

“NOAA Rules” shall mean all the rules, regulations and published policies of the National Oceanic and Atmosphere Administration, including without limitation those governing the licensing and operation of private land remote-sensing space systems published at 15 CFR § 960 et seq.

“Notes” shall mean the second lien Convertible Notes (as defined in the Convertible Notes).

“Organizational Documents” shall mean for any entity, its constituent or organizational documents, including: (a) in the case of a limited partnership, its certificate of limited partnership and its limited partnership agreement; (b) in the case of a limited liability company, its certificate of formation or organization and its operating agreement or limited liability company agreement; (c) in the case of a corporation, its articles or certificate of incorporation and its bylaws, and, in each case, all related documentation, including any side letters and (d) in the case of the BVI Pledgor shall mean the memorandum and articles of association of the BVI Pledgor as filed with the Registrar.

“Patents” shall mean all United States and non-United States patents, patent applications, statutory invention registrations, designs and utility models, together with any and all (i) registrations and applications for registration thereof, (ii) reexaminations, reissues, divisions, continuations, supplemental protection certificates, renewals and extensions thereof, (iii) inventions disclosed, described or claimed therein, (iv) rights and privileges arising under applicable law and international treaties and conventions, (v) income, fees, royalties, damages, claims and payments due and payable with respect thereto, and (vi) rights to sue and collect damages for past, present and future infringement thereof.

“Perfection Certificate” shall mean that certain perfection certificate dated June 1, 2007 executed and delivered by each Pledgor in favor of the Collateral Agent for the benefit of the Secured Parties, and each other Perfection Certificate (which shall be in form and substance reasonably acceptable to the Collateral Agent) executed and delivered by the applicable Guarantor in favor of the Collateral Agent for the benefit of the Secured Parties contemporaneously with the execution and delivery of each Joinder Agreement executed in accordance with Section 3.5 hereof.

“Permitted Liens” shall mean the permitted liens set forth in Schedule 3.3A hereto.

“Pledge Amendment” shall have the meaning assigned to such term in Section 5.1 hereof.

“Pledged Collateral” shall have the meaning assigned to such term in Section 2.1 hereof.

“Pledged Securities” shall mean, collectively, with respect to each Pledgor, (i) all issued and outstanding Equity Interests of each issuer (except non-U.S. issuers (other than the Australian Pledgor and the BVI Pledgor) where the amount shall be 65%) set forth on Schedules 3(d) and 3(f) to the Perfection Certificate as being owned by such Pledgor and all options, warrants, rights, agreements and additional Equity Interests of whatever class of any such issuer acquired by such Pledgor (including by issuance), together with all rights, privileges, authority and powers of such Pledgor relating to such Equity Interests in each such issuer or under any Organizational Document of each such issuer, and the certificates, instruments and agreements representing such Equity Interests and any and all interest of such Pledgor in the entries on the books of any financial intermediary pertaining to such Equity Interests, (ii) all Equity Interests of any issuer, which Equity Interests are hereafter acquired by such Pledgor (including by issuance) and all options, warrants, rights, agreements and additional Equity Interests of whatever class of any such issuer acquired by such Pledgor (including by issuance), together with all rights, privileges, authority and powers of such Pledgor relating to such Equity Interests or under any Organizational Document of any such issuer, and the certificates, instruments and agreements representing such Equity Interests and any and all interest of such Pledgor in the entries on the books of any financial intermediary pertaining to such Equity Interests, from time to time acquired by such Pledgor in any manner, and (iii) all Equity Interests issued in respect of the Equity Interests referred to in clause (i) or (ii) upon any consolidation or merger of any issuer of such Equity Interests. For the avoidance of doubt, “Pledged Securities” shall include the BVI Securities.

“Pledgor” shall have the meaning assigned to such term in the Preamble hereof.

“Proprietary Information” shall mean all confidential or proprietary information, together with the rights to limit the disclosure thereof in any jurisdiction, including, without limitation, trade secrets, know how, technology, inventions and discoveries (whether patentable or not), data, databases, security and encryption codes and passwords, research and development projects, customer and supplier information, and business and marketing plans, together with any and all (i) registrations and applications for registration thereof, (ii) renewals and extensions thereof, (iii) rights and privileges arising under applicable law and international treaties and conventions, (iv) income, fees, royalties, damages, claims and payments due and payable with respect thereto, and (v) rights to sue and collect damages for past, present and future infringement, misappropriation or violation thereof.

“Receivables” shall mean all (i) Accounts, (ii) Chattel Paper, (iii) Payment Intangibles, (iv) General Intangibles, (v) Instruments, (vi) Letter-of-Credit Rights, (vii) Supporting Obligations and (viii) other rights to payment, whether or not earned by performance, for goods or other property sold, leased, licensed, assigned or otherwise disposed of, or services rendered or to be rendered, regardless of how classified under the UCC together with all of Grantors’ rights, if any, in any goods or other property giving rise to such right to payment and all Collateral Support and Supporting Obligations related thereto and all Records relating thereto.

“Redemption and Exchange Transaction” shall have the meaning assigned to such term in the Preamble hereof.

“Redemption and Exchange Transaction Documents” shall mean the Exchange Agreement, Convertible Notes, the Convertible Notes, the Intercreditor Agreement, the First Lien Security Agreement and all other documents and agreements executed in connection with the Redemption and Exchange Transaction.

“Register of Members” shall mean the register of members of the BVI Pledgor.

“Register of Mortgages” shall mean the register of mortgages, charges and encumbrances of the BVI Pledgor.

“Registered Agent” shall mean the registered agent of the BVI Pledgor in the BVI, as amended from time to time.

“Registrar” shall mean the registrar of corporate affairs in the BVI.

“Required Holders” shall mean the holders of Convertible Notes representing at least a majority of the aggregate principal amount of the Convertible Notes then outstanding.

“Satellites” shall mean (i) the AfriStar and AsiaStar satellites and (ii) any fully or partially constructed satellite owned by a Pledgor or any of its Subsidiaries.

“Secured Obligations” shall mean (i) all fees, expenses, indemnities, obligations, liabilities and indebtedness (including, without limitation, principal, premium, interest (including, without limitation, all interest that accrues after the commencement of any case, proceeding or other action relating to the bankruptcy, insolvency, reorganization or similar proceeding of any Pledgor at the rate provided for in the respective documentation, whether or not a claim for post-petition interest is allowed in any such proceeding)) owing to the Collateral Agent and the Investors under the Convertible Notes and the Security Documents and the due

performance and compliance by the Pledgors with all of the terms, conditions and agreements contained in the Convertible Notes and the Security Documents; (ii) any and all sums advanced by the Collateral Agent in accordance with the Convertible Notes or any of the Security Documents in order to preserve the Pledged Collateral or preserve its security interest in the Pledged Collateral; and (iii) in the event of any proceeding for the collection or enforcement of any indebtedness, obligations, or liabilities of the Pledgors referred to in clause (i) above, the reasonable expenses of retaking, holding, preparing for sale or lease, selling or otherwise disposing of or realizing on the Pledged Collateral, or of any exercise by the Collateral Agent of its rights hereunder, together with reasonable attorneys’ fees and court costs.

“Secured Parties” shall mean, collectively, the Collateral Agent, the Investors and the holders of any other Secured Obligations.

“Secured Party Officer” shall mean any officer or other authorized Person of a Secured Party.

“Secured Party Officer Certificate” shall mean a certificate executed by a Secured Party Officer of a Secured Party or by its agent or other representative.

“Securities Account Control Agreement” shall mean an agreement substantially in the form of Exhibit 4 hereto or such other form that is reasonably satisfactory to the Collateral Agent establishing the Collateral Agent’s Control with respect to any Securities Account.

“Securities Collateral” shall mean, collectively, the Pledged Securities, the Intercompany Notes and the Distributions.

“Security Documents” shall mean this Agreement, the Control Agreements, the IP Security Agreement and any other document or agreement required to be executed or filed by the parties hereto in order for the Secured Parties to perfect their security interest in the Pledged Collateral.

“Subsidiary” shall mean, as to any Person, (i) any corporation more than 50% of whose stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time stock of any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by such Person and/or one or more Subsidiaries of such Person and (ii) any partnership, limited liability company, association, joint venture or other entity in which such Person and/or one or more Subsidiaries of such Person has more than a 50% equity interest at the time.

“Trademarks” shall mean all United States (including federal and state) and non-United States trademarks, service marks, trade names, brand names, fictitious names, trade dress, certifications marks, collective marks, corporate names, domain names, slogans, logos and other identifiers of source, origin or goodwill, together with the goodwill associated therewith or symbolized thereby, together with any and all (i) registrations and applications for registration thereof, (ii) renewals and extensions thereof, (iii) rights and privileges arising under applicable law and international treaties and conventions, (iv) income, fees, royalties, damages, claims and payments due and payable with respect thereto, and (v) rights to sue and collect damages for past, present and future infringement, dilution, impairment or violation thereof or unfair competition therewith.

“UCC” shall mean the Uniform Commercial Code as in effect from time to time in the State of New York; provided, however, that, at any time, if by reason of mandatory provisions of law, any or all of the perfection or priority of the Collateral Agent’s and the Secured Parties’ security interest in any item or portion of the Pledged Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, the term “UCC” shall mean the Uniform Commercial Code as in effect, at such time, in such other jurisdiction for purposes of the provisions hereof relating to such perfection or priority and for purposes of definitions relating to such provisions.

SECTION 1.2. Interpretation. The rules of interpretation specified in the Convertible Notes shall be applicable to this Agreement.

SECTION 1.3. Resolution of Drafting Ambiguities. Each Pledgor acknowledges and agrees that it was represented by counsel in connection with the execution and delivery hereof, that it and its counsel reviewed and participated in the preparation and negotiation hereof and that any rule of construction to the effect that ambiguities are to be resolved against the drafting party (i.e., the Secured Parties (other than the Collateral Agent)) shall not be employed in the interpretation hereof.

SECTION 1.4. Perfection Certificate. The Collateral Agent and each Secured Party agree that the Perfection Certificate and all descriptions of Pledged Collateral, schedules, amendments and supplements thereto are and shall at all times remain a part of this Agreement.

ARTICLE II

GRANT OF SECURITY AND SECURED OBLIGATIONS

SECTION 2.1. Grant of Security Interest. Subject to the terms of the Intercreditor Agreement, as collateral security for the payment and performance in full of all the Secured Obligations, each Pledgor hereby pledges and grants to the Collateral Agent for the benefit of the Secured Parties, a lien on and security interest in all of the right, title and interest of such Pledgor in, to and under the following property, wherever located, and whether now existing or hereafter arising or acquired from time to time (collectively, the “Pledged Collateral”):

(i) all Accounts;

(ii) all Receivables;

(iii) all Goods, including Equipment, Inventory and Fixtures;

(iv) the Satellites and associated equipment, including all ground segment equipment for tracking, telemetry, control and monitoring of the Satellites and any agreement relating to any of the Satellites or associated equipment (including any agreement for the construction and/or purchase of any Satellite and any policy of insurance covering risk of loss or damage to any Satellite);

(v) all Documents, Instruments and Chattel Paper;

(vi) all Letters of Credit and Letter-of-Credit Rights;

(vii) all Securities Collateral;

(viii) all Investment Property;

(ix) all Intellectual Property Collateral;

(x) all Commercial Tort Claims, including the Commercial Tort Claims described on Schedule 3(k) to the Perfection Certificate;

(xi) all General Intangibles;

(xii) all Money and all Deposit Accounts;

(xiii) all Supporting Obligations;

(xiv) all rights of such Pledgor under or relating to the FCC Licenses and the proceeds of any FCC Licenses, provided that such security interest does not include at any time any FCC Licenses to the extent (but only to the extent) that at such time such Pledgor may not validly grant a security interest therein pursuant to the Communications Laws, as in effect at such time, but such security interest does include, to the maximum extent permitted by law, all rights incident or appurtenant to the FCC Licenses and the right to receive all proceeds derived from or in connection with the sale, assignment or transfer of the FCC Licenses;

(xv) all books and records relating to the Pledged Collateral; and

(xvi) to the extent not covered by clauses (i) through (xv) of this sentence, all other personal property of such Pledgor, whether tangible or intangible, and all Proceeds and products of each of the foregoing (including the proceeds of any FCC License) and all accessions to, substitutions and replacements for, and rents, profits and products of, each of the foregoing, any and all Proceeds of any insurance, indemnity, warranty or guaranty payable to such Pledgor from time to time with respect to any of the foregoing.

Notwithstanding anything herein to the contrary, in no event shall the Collateral include, and no Pledgor shall be deemed to have granted a security interest in (i) any FCC License, except at such times and to the extent set forth in clause (xiv) above, (ii) any lease, license (other than FCC Licenses), permit, contract, property right, agreement or Contract to which any Pledgor is a party or under which any Pledgor has any right or interest if and only for so long as the grant of a security interest hereunder shall constitute or result in a breach, termination or default under any such lease, license, permit, contract, property right, agreement or Contract (other than to the extent that any such term would be rendered ineffective under Sections 9-406, 9-407, 9-408 or 9-409 of the UCC or any other applicable law or principle of equity); provided, however, that such security interest shall attach immediately to any portion of such lease, license, permit, contract, property rights or agreement that does not result in any of the consequences specified above, (iii) any real property leasehold, unless a Pledgor has executed a leasehold mortgage or leasehold deed of trust covering such real property leasehold, (iv) Equity Interests that represent more than 65% of the voting power of all classes of stock of a controlled foreign corporation (other than the BVI Pledgor and the Australian Pledgor, with respect to which WorldSpace shall grant a security interest in all of Equity Interests representing the voting stock of all classes of stock in such entities) if, and solely to the extent that, the inclusion of such shares of stock hereunder would cause the undistributed earnings of such foreign corporation as determined for United States federal income tax purposes to be treated as a deemed repatriation of the earnings of such foreign corporation to such foreign corporation’s United States parent for United States federal income tax purposes, or (v) any United States intent-to-use trademark applications prior to the filing and acceptance of a statement of use or an amendment to allege use in connection therewith to the extent that a grant of a security interest therein violates 15 U.S.C. § 1060(a)(1) or applicable law; provided that upon the filing and acceptance of a statement of use or an amendment to allege use in connection therewith, such United States intent-to-use trademark application shall be automatically included as part of the Pledged Collateral without further action by any Pledgor, the Collateral Agent or any other person.

Notwithstanding anything to the contrary contained in this Section 2.1 or elsewhere in this Agreement, each Pledgor and the Collateral Agent (on behalf of the Secured Parties) acknowledges and agrees that:

(a) the security interest granted pursuant to this Agreement (including pursuant to this Section 2.1) to the Collateral Agent for the benefit of the Secured Parties in the Pledged Collateral pursuant to this Agreement, shall be a second priority Lien;

(b) the security interests granted to the First Lien Collateral Agent for the benefit of the First Lien Secured Parties constitute security interests separate and apart (and of a different class and claim) from the Secured Parties’ security interests in the Pledged Collateral; and

(c) the Collateral Agent shall have no obligation to arrange to have any action taken with respect to any Pledged Collateral located in France until such time that a sub-collateral agent has been duly appointed in France.

NOTWITHSTANDING ANYTHING HEREIN TO THE CONTRARY, THE LIENS AND SECURITY INTERESTS GRANTED TO THE COLLATERAL AGENT PURSUANT TO THIS AGREEMENT IN ANY PLEDGED COLLATERAL ARE SUBJECT TO THE PROVISIONS OF THE INTERCREDITOR AGREEMENT. IN THE EVENT OF ANY CONFLICT BETWEEN THE TERMS OF THE INTERCREDITOR AGREEMENT AND THIS AGREEMENT, THE TERMS OF THE INTERCREDITOR AGREEMENT SHALL GOVERN AND CONTROL.

SECTION 2.2. Filings.

(a) Each Pledgor hereby irrevocably authorizes the Collateral Agent, its officers, employees and authorized agents at any time and from time to time to file, in the name of such Pledgor or otherwise and without the signature or other separate authorization or authentication of such Pledgor appearing thereon, in any relevant jurisdiction any financing statements (including fixture filings), continuation statements or amendments the Collateral Agent may reasonably deem necessary or appropriate to further perfect or maintain the perfection of the Security Interests, including (i) whether such Pledgor is an organization, the type of organization and any organizational identification number issued to such Pledgor, (ii) any financing or continuation statements or other documents without the signature of such Pledgor where permitted by law, including the filing of a financing statement describing the Pledged Collateral as “all assets now owned or hereafter acquired by the Pledgor or in which Pledgor otherwise has rights” and (iii) in the case of a financing statement filed as a fixture filing or covering Pledged Collateral constituting minerals or the like to be extracted or timber to be cut, a sufficient description of the real property to which such The foregoing authorization and other authorizations contained in this Section 2.2 shall be deemed a permissive right only and shall not be considered an obligation. Each Pledgor agrees to provide all information described in the immediately preceding sentence to the Collateral Agent promptly upon request by the Collateral Agent. Each Pledgor agrees that, except to the extent that any filing office requires otherwise, a carbon, photographic, photostatic or other reproduction of this Agreement or of a financing statement is sufficient as a financing statement. The Pledgors shall pay the costs of, or reasonably incidental to, any recording or filing of any financing or continuation statements or other assignment documents concerning the Collateral. All parties hereto agree that in no event shall the Collateral Agent be obligated to or responsible for preparing or filing any financing statements, continuation statements or amendments thereof.

(b) Each Pledgor hereby ratifies its authorization for the Collateral Agent to file in any relevant jurisdiction any financing statements relating to the Pledged Collateral if filed prior to the date hereof.

(c) Each Pledgor hereby further authorizes the Collateral Agent to file filings with the United States Patent and Trademark Office and the United States Copyright Office (or any successor office and any similar office in any other country), including this Agreement, the IP Security Agreement and the IP Security Agreement Supplement, or other documents for the purpose of perfecting, confirming, continuing, enforcing or protecting the security interest granted by such Pledgor hereunder, without the signature of such Pledgor, and naming such Pledgor, as debtor, and the Collateral Agent, as secured party.

(d) Without prejudice to any other provision of this agreement, the BVI Pledgor hereby agrees as follows:

(i) immediately following execution of this agreement, it shall create (or procure that the Registered Agent creates) and, for such time as this agreement remains in force and has not been discharged, maintain (or shall procure that the Registered Agent shall maintain), the Register of Mortgages at its registered office in the BVI which contains particulars of this agreement in a form satisfactory to the Collateral Agent or its nominated adviser;

(ii) within 5 Business Days of the execution of this agreement, it shall file (or shall procure that the Registered Agent shall file) and, for such time as this agreement remains in force and has not been discharged, maintain filed (or shall procure that the Registered Agent shall maintain filed), a copy of the Register of Mortgages with the Registrar and apply for a certificate of charge;

(iii) immediately upon receipt from the Registrar, it shall deliver (or shall procure that the Registered Agent shall deliver) to the Collateral Agent or its nominated adviser certified copies of the stamped Register of Mortgages and the stamped certificate of charge.

(iv) within 3 Business Days of the execution of this agreement, it shall make (or procure that the Registered Agent makes) a notation within the Register of Members that the Collateral Agent has a pledge over the BVI Securities and provide an address for the Collateral Agent;

(v) within 3 Business Days of the execution of this agreement, it shall file (or shall procure that the Registered Agent shall file) an annotated copy of its Register of Members with the Registrar;

(vi) immediately upon receipt from the Registrar, it shall deliver (or shall procure that the Registered Agent shall deliver) to the Collateral Agent or its nominated adviser a certified copy of the stamped Register of Members.

(e) If any Pledgor should obtain any further Pledged Securities being BVI Securities then, without prejudice to the provisions of Section 5.1 hereto, the BVI Pledgor shall repeat all steps set out at Section 2.2(d)(iv) to (vi) inclusive in respect of such BVI Securities.

(f) If the Collateral Agent shall take possession of the BVI Securities in accordance with Article IX hereto, then the BVI Pledgor shall (or procure that the Registered Agent shall), within two Business Days of the transfer of the BVI Securities to the Collateral Agent pursuant to the provisions of that Article IX, update the Register of Members to record that the Collateral Agent is the registered holder of the BVI Securities and file (or procure that the Registered Agent shall file) an updated copy of its Register of Members with the Registrar.

ARTICLE III

PERFECTION; SUPPLEMENTS; FURTHER ASSURANCES;

USE OF PLEDGED COLLATERAL

SECTION 3.1. Delivery of Certificated Securities Collateral. Each Pledgor represents and warrants that all certificates, agreements or instruments representing or evidencing the Securities Collateral in existence on the date hereof have been delivered to the collateral agent appointed pursuant to the First Lien Security Agreement as bailee for the Collateral Agent in suitable form for transfer by delivery or accompanied by duly executed instruments of transfer or assignment in blank and that the Collateral Agent has a perfected second priority security interest therein. Each Pledgor hereby agrees that all certificates, agreements or instruments representing or evidencing Securities Collateral acquired by such Pledgor after the date hereof shall promptly (but in any event within five days after receipt thereof by any Pledgor) be delivered to and held by or on behalf of the Collateral Agent pursuant hereto. All certificated Securities Collateral shall be in suitable form for transfer by delivery or shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance satisfactory to the Collateral Agent. Subject to the terms of the Intercreditor Agreement, the Collateral Agent shall have the right, at any time upon the occurrence and during the continuance of any Event of Default, to endorse, assign or otherwise transfer to or to register in the name of the Collateral Agent or any of its nominees or endorse for negotiation any or all of the Securities Collateral, without any indication that such Securities Collateral is subject to the security interest hereunder. In addition, subject to the terms of the Intercreditor Agreement, upon the occurrence and during the continuance of an Event of Default, the Collateral Agent shall have the right at any time to exchange certificates representing or evidencing Securities Collateral for certificates of smaller or larger denominations.

SECTION 3.2. Perfection of Uncertificated Securities Collateral. Each Pledgor represents and warrants that the Collateral Agent has a perfected second priority security interest in all uncertificated Pledged Securities pledged by it hereunder that are in existence on the date hereof. Each Pledgor hereby agrees that if any of the Pledged Securities are at any time not evidenced by certificates of ownership, then each applicable Pledgor shall, to the extent permitted by applicable law, use commercially reasonable efforts to, (i) cause the issuer to execute and deliver to the Collateral Agent an acknowledgment of the pledge of such Pledged Securities substantially in the form of Exhibit 1 hereto or such other form that is reasonably satisfactory to the Collateral Agent, (ii) if necessary or desirable to perfect a security interest in such Pledged Securities, cause such pledge to be recorded on the equityholder register or the books of the issuer, execute any customary pledge forms or other documents necessary or appropriate to complete the pledge and give the Collateral Agent the right to transfer such Pledged Securities under the terms hereof, and (iii) after the occurrence and during the continuance of any Event of Default, upon request by the Collateral Agent, subject to the terms of the Intercreditor Agreement, (A) cause the Organizational Documents of each such issuer that is a Subsidiary of the Issuer to be amended to provide that such Pledged Securities shall be treated as “securities” for purposes of the UCC and (B) cause such Pledged Securities to become certificated and delivered to the Collateral Agent in accordance with the provisions of Section 3.1.

SECTION 3.3. Financing Statements and Other Filings; Maintenance of Perfected Security Interest. Each Pledgor represents and warrants that all financing statements, agreements, instruments and other documents necessary to perfect the security interest granted by it to the Collateral Agent in respect of the Pledged Collateral have been filed, or it will cause all such financing statements, agreements, instruments and other documents to be filed, in each governmental, municipal or other office specified in Schedule 3.3A hereto. Each Pledgor agrees that at the sole cost and expense of the Pledgors, such Pledgor will maintain the security interest created by this Agreement in the Pledged Collateral as a perfected second priority security interest subject only to any Permitted Liens set forth in Schedule 3.3B hereto.

SECTION 3.4. Other Actions. In order to further ensure the attachment, perfection and priority of, and the ability of the Collateral Agent to enforce, the Collateral Agent’s security interest in the Pledged Collateral, each Pledgor represents and warrants (as to itself) as follows and agrees, in each case at such Pledgor’s own expense, to take the following actions with respect to the following Pledged Collateral, subject always to the terms of the Intercreditor Agreement:

(a) Instruments and Tangible Chattel Paper. As of the date hereof, no amounts payable under or in connection with any of the Pledged Collateral are evidenced by any Instrument or Tangible Chattel Paper other than such Instruments and Tangible Chattel Paper listed in Schedule 8 to the Perfection Certificate. Each Instrument and each item of Tangible Chattel Paper listed in Schedule 8 to the Perfection Certificate has been properly endorsed, assigned and delivered to the Collateral Agent, accompanied by instruments of transfer or assignment duly executed in blank. If any amount then payable under or in connection with any of the Pledged Collateral shall be evidenced by any Instrument or Tangible Chattel Paper, and such amount, together with all amounts payable evidenced by any Instrument or Tangible Chattel Paper not previously delivered to the Collateral Agent exceeds $500,000 in the aggregate for all Pledgors, the Pledgor acquiring such Instrument or Tangible Chattel Paper shall promptly (but in any event within thirty days after receipt thereof) endorse, assign and deliver the same to the Collateral Agent, accompanied by such instruments of transfer or assignment duly executed in blank as the Collateral Agent may from time to time specify.

(b) Deposit Accounts. As of the date hereof, no Pledgor has any Deposit Accounts other than the accounts listed in Schedule 3(g) to the Perfection Certificate. Each Pledgor hereby grants to the Collateral Agent a second priority security interest in each such Deposit Account, which security interest is or will be perfected by Control. No later than 30 days after the Closing Date, each Pledgor will execute a Control Agreement with respect to each Deposit Account listed in Schedule 3(g) to the Perfection Certificate. No Pledgor shall hereafter establish and maintain any Deposit Account unless (1) it shall give the Collateral Agent written notice of its intention to establish such new Deposit Account with a Bank, and (2) such Bank and such Pledgor shall have duly executed and delivered to the Collateral Agent a Deposit Account Control Agreement with respect to such Deposit Account. The Collateral Agent agrees with each Pledgor that the Collateral Agent shall not give any instructions directing the disposition of funds from time to time credited to any Deposit Account or withhold any withdrawal rights from such Pledgor with respect to funds from time to time credited to any Deposit Account unless an Event of Default has occurred and is continuing. No Pledgor shall grant Control of any Deposit Account to any person other than the Collateral Agent. The Collateral Agent shall have no obligation to execute and deliver any Deposit Account Control Agreement that imposes any indemnity or other obligation on the Collateral Agent.

(c) Securities Accounts and Commodity Accounts. (i) As of the date hereof, no Pledgor has any Securities Accounts or Commodity Accounts other than those listed in Schedule 3(f) to the Perfection Certificate. Each Pledgor hereby grants the Collateral Agent a second priority security interest in each such Securities Account and Commodity Account, which security interest is or will be perfected by Control no later than 40 days from after the Closing Date. No Pledgor shall hereafter establish and maintain any Securities Account or Commodity Account with any Securities Intermediary or Commodity Intermediary unless (1) it shall give the Collateral Agent prompt written notice of its intention to establish such new Securities Account or Commodity Account with such Securities Intermediary or Commodity Intermediary, and (2) such Securities Intermediary or Commodity Intermediary, as the case may be, and such Pledgor shall duly execute and deliver a Control Agreement with respect to such Securities Account or Commodity Account, as the case may be within 60 days of the establishment of such Securities Account or Commodity Account, as the case may be. Each Pledgor shall accept any cash and Investment Property in trust for the benefit of the Collateral Agent and within five (5) Business Days of actual receipt thereof, deposit any and all cash and Investment Property received by it into a Deposit Account or Securities Account subject to Collateral Agent’s Control. The Collateral Agent agrees with each Pledgor that the Collateral Agent shall not give any Entitlement Orders or instructions or directions to any issuer of uncertificated securities, Securities Intermediary or Commodity Intermediary, and shall not withhold its consent to the exercise of any withdrawal or dealing rights by such Pledgor, unless an Event of Default has occurred and is continuing or, after giving effect to any such investment and withdrawal rights, would occur. No Pledgor shall grant Control over any Investment Property to any person other than the Collateral Agent unless otherwise permitted by the Collateral Agent. The Collateral Agent shall have no obligation to execute and deliver any Control Agreement that imposes any indemnity or other obligation on the Collateral Agent.

(ii) As between the Collateral Agent and the Pledgors, the Pledgors shall bear the investment risk with respect to the Investment Property and Pledged Securities, and the risk of loss of, damage to, or the destruction of the Investment Property and Pledged Securities, whether in the possession of, or maintained as a Security Entitlement or deposit by, or subject to the Control of, the Collateral Agent, a Securities Intermediary, a Commodity Intermediary, any Pledgor or any other person.

(d) Electronic Chattel Paper and Transferable Records. As of the date hereof, no amount under or in connection with any of the Pledged Collateral is evidenced by any Electronic Chattel Paper or any “transferable record” (as that term is defined in Section 201 of the Federal Electronic Signatures in Global and National Commerce Act, or in Section 16 of the Uniform Electronic Transactions Act as in effect in any relevant jurisdiction) other than such Electronic Chattel Paper and transferable records listed in the Perfection Certificate. If any amount payable under or in connection with any of the Pledged Collateral shall be evidenced by any Electronic Chattel Paper or any transferable record, the Pledgor acquiring such Electronic Chattel Paper or transferable record shall promptly notify the Collateral Agent thereof and shall take such action as the Collateral Agent may reasonably request to vest in the Collateral Agent control of such Electronic Chattel Paper under Section 9-105 of the UCC or control under Section 201 of the Federal Electronic Signatures in Global and National Commerce Act or, as the case may be, Section 16 of the Uniform Electronic Transactions Act, as so in effect in such jurisdiction, of such transferable record. The requirement in the preceding sentence shall not apply to the extent that such amount, together with all amounts payable evidenced by Electronic Chattel Paper or any transferable record in which the Collateral Agent has not been vested control within the meaning of the statutes described in the immediately preceding sentence, does not exceed $500,000 in the aggregate for all Pledgors. The Collateral Agent agrees with such Pledgor that the Collateral Agent will, at the request and expense of the Pledgor, arrange, pursuant to procedures satisfactory to the Collateral Agent and so long as such procedures will not result in the Collateral Agent’s loss of control, for the Pledgor to make alterations to the Electronic Chattel Paper or transferable record permitted under Section 9-105 of the UCC or, as the case may be, Section 201 of the Federal Electronic Signatures in Global and National Commerce Act or Section 16 of the Uniform Electronic Transactions Act for a party in control to allow without loss of control. The Pledgor will not make any such request if an Event of Default has occurred and is continuing or would occur after taking into account any action by such Pledgor with respect to such Electronic Chattel Paper or transferable record.

(e) Letter-of-Credit Rights. As of the date hereof, each Pledgor hereby represents and warrants that it holds no Letter-of-Credit Rights other than those listed in Schedule 9 to the Perfection Certificate. If any Pledgor is at any time a beneficiary under a Letter of Credit now or hereafter issued, such Pledgor shall promptly notify the Collateral Agent thereof and such Pledgor shall use it commercial reasonable efforts to either (i) arrange for the issuer and any confirmer of such Letter of Credit to consent to an assignment to the Collateral Agent of the proceeds of any drawing under the Letter of Credit or (ii) arrange for the Collateral Agent to become the transferee beneficiary of such Letter of Credit, with the Collateral Agent agreeing, in each case, that the proceeds of any drawing under the Letter of Credit are to be applied as provided in the Convertible Notes. The actions in the preceding sentence shall not be required to the extent that (A) the amount of any such Letter of Credit, together with the aggregate amount of all other Letters of Credit for which the actions described above in clauses (i) and (ii) have not been taken, does not exceed $500,000 in the aggregate for all Pledgors or (B) such Letter of Credit is issued by a non-domestic customer of any Pledgor solely to support payment mechanisms in the ordinary course of business.

(f) Commercial Tort Claims. As of the date hereof, each Pledgor hereby represents and warrants that it holds no Commercial Tort Claims other than those listed in Schedule 3(k) to the Perfection Certificate. If any Pledgor shall at any time hold or acquire a Commercial Tort Claim, such Pledgor shall immediately notify the Collateral Agent in writing signed by such Pledgor of the brief details thereof and grant to the Collateral Agent in such writing a security interest therein and in the Proceeds thereof, all upon the terms of this Agreement, with such writing to be in form and substance reasonably satisfactory to the Collateral Agent. The requirement in the preceding sentence shall not apply to the extent that the amount of such Commercial Tort Claim, together with the amount of all other Commercial Tort Claims held by any Pledgor in which the Collateral Agent does not have a security interest, does not exceed $500,000 in the aggregate for all Pledgors.

(g) Landlord’s Access Agreements. Each Pledgor shall use its commercially reasonable efforts to obtain as soon as practicable after the date hereof with respect to each location set forth in Schedule 3.4(g) hereto, where such Pledgor maintains Pledged Collateral, a Landlord Access Agreement, and use commercially reasonable efforts to obtain a Landlord Access Agreement from all such landlords who from time to time have possession of any Pledged Collateral. A Landlord Access Agreement shall not be required if the value of the Pledged Collateral held at any such location is less then $250,000. The Collateral Agent shall have no obligation to execute and deliver any Landlord Access Agreement that imposes any indemnity or other obligation on the Collateral Agent.

SECTION 3.5. Joinder of Additional Guarantors. The Pledgors shall cause each Subsidiary of WorldSpace which, from time to time, after the date hereof shall be required to pledge any assets to the Collateral Agent for the benefit of the Secured Parties pursuant to the provisions of the Convertible Notes, to execute and deliver to the Collateral Agent a Joinder Agreement substantially in the form of Exhibit 3 hereto within thirty (30) days of the date on which it was acquired or created, and upon such execution and delivery, such Subsidiary shall constitute a “Guarantor” and a “Pledgor” for all purposes hereunder with the same force and effect as if originally named as a Guarantor and Pledgor herein. The execution and delivery of such Joinder Agreement shall not require the consent of any Pledgor hereunder. The rights and obligations of each Pledgor hereunder shall remain in full force and effect notwithstanding the addition of any new Guarantor and Pledgor as a party to this Agreement.

SECTION 3.6. Supplements; Further Assurances. Each Pledgor shall take such further actions, and execute and/or deliver to the Collateral Agent such additional financing statements, amendments, assignments, agreements, supplements, powers and instruments, as necessary or as the Collateral Agent may in its reasonable judgment deem necessary in order to create and perfect, the security interest in the Pledged Collateral as provided herein and the rights and interests granted to the Collateral Agent hereunder, to carry into effect the purposes hereof or better to assure and confirm the validity, enforceability and priority of the Collateral Agent’s security interest in the Pledged Collateral or permit the Collateral Agent to exercise and enforce its rights, powers and remedies hereunder with respect to any Pledged Collateral, including the filing of financing statements, continuation statements and other documents (including this Agreement) under the Uniform Commercial Code (or other similar laws) in effect in any jurisdiction with respect to the security interest created hereby and the execution and delivery of Control Agreements, all in form reasonably satisfactory to the Collateral Agent and in such offices (including the United States Patent and Trademark Office and the United States Copyright Office) wherever required by law to perfect, continue and maintain the validity, enforceability and priority of the security interest in the Pledged Collateral as provided herein and to preserve the other rights and interests granted to the Collateral Agent hereunder, as against third parties, with respect to the Pledged Collateral as contemplated by the Convertible Notes. If an Event of Default has occurred and is continuing, the Collateral Agent may institute and maintain, in its own name or in the name of any Pledgor, such suits and proceedings as the Collateral Agent may be advised by counsel shall be necessary or expedient to prevent any impairment of the security interest in or the perfection thereof in the Pledged Collateral. All of the foregoing shall be at the sole cost and expense of the Pledgors.

ARTICLE IV

REPRESENTATIONS, WARRANTIES AND COVENANTS

Each Pledgor represents, warrants and covenants as follows:

SECTION 4.1. Title. Except for the security interest granted to the Collateral Agent for the ratable benefit of the Secured Parties pursuant to this Agreement and Permitted Liens, such Pledgor owns and has rights and, as to Pledged Collateral acquired by it from time to time after the date hereof, will own and have rights in each item of Pledged Collateral pledged by it hereunder, free and clear of any and all Liens or claims of others, except for Permitted Liens. Such Pledgor has taken all actions necessary under the UCC to perfect its interest in any Receivables purchased by or assigned to it, as against its assignors and creditors of its assignors. No Collateral having a value individually or collectively in excess of $250,000 is in the possession or control of any Person (other than a Pledgor) asserting any claim thereto or security interest therein, except that the Collateral Agent or its designee may have possession and/or control of Collateral as contemplated hereby and by the other Redemption and Exchange Transaction Documents.

SECTION 4.2. Validity of Security Interest. The security interest in and Lien on the Pledged Collateral granted to the Collateral Agent for the benefit of the Secured Parties hereunder constitutes (a) a legal and valid security interest in all the Pledged Collateral securing the payment and performance of the Secured Obligations, and (b) subject to the filings and other actions described in Schedule 3.3 hereto (to the extent required to be listed on the schedules to the Perfection Certificate as of the date this representation is made or deemed made), a perfected security interest in all the Pledged Collateral. The security interest and Lien granted to the Collateral Agent for the benefit of the Secured Parties pursuant to this Agreement in and on the

Pledged Collateral will at all times constitute a perfected, continuing security interest therein, prior to all other Liens on the Pledged Collateral except for Permitted Liens. Notwithstanding anything to the contrary herein, no Pledgor shall be required to undertake any actions outside of the United States to perfect a Collateral Agent’s security interest in any Pledged Collateral located outside of the United States.

SECTION 4.3. Defense of Claims; Transferability of Pledged Collateral. Each Pledgor shall, at its own cost and expense, defend title to the Pledged Collateral pledged by it hereunder and the security interest therein and Lien thereon granted to the Collateral Agent and the priority thereof against all claims and demands of all persons, at its own cost and expense, at any time claiming any interest therein materially adverse to the Collateral Agent or any other Secured Party other than Permitted Liens. There is no agreement, order, judgment or decree, and no Pledgor shall enter into any agreement or take any other action, that would restrict the transferability of any of the Pledged Collateral or otherwise materially impair or conflict with such Pledgor’s obligations or the rights of the Collateral Agent hereunder.

SECTION 4.4. Other Financing Statements. Other than any financing statements required to be filed pursuant to the First Lien Security Agreement, it has not filed, nor authorized any third party to file (nor will there be), any valid or effective financing statement (or similar statement, instrument of registration or public notice under the law of any jurisdiction) covering or purporting to cover any interest of any kind in the Pledged Collateral, except such as have been filed in favor of the Collateral Agent pursuant to this Agreement (or any other agreement with Collateral Agent) or in favor of any holder of a Permitted Lien with respect to such Permitted Lien or financing statements or public notices relating to the termination statements listed on Schedule 9 to the Perfection Certificate nor is any such financing statement (or similar statement, instrument of registration or public notice under the law of any jurisdiction) on file or of record in any jurisdiction.

SECTION 4.5. Chief Executive Office; Change of Name; Jurisdiction of Organization

(a) No Pledgor will effect any change (i) to its legal name, (ii) in its identity or organizational structure, (iii) in its organizational identification number, if any, or (iv) in its jurisdiction of organization (in each case, including by merging with or into any other entity, reorganizing, dissolving, liquidating, reorganizing or organizing in any other jurisdiction), unless (A) it shall have given the Collateral Agent written notice at least 30 days prior to such change clearly describing such change and providing such other information in connection therewith as the Collateral Agent may reasonably request and (B) it shall take all action necessary to maintain the perfection and priority of the security interest of the Collateral Agent for the benefit of the Secured Parties in the Collateral. No Pledgor shall in any event change the location of any Collateral or its name, identity, structure or location (determined as provided in Section 9-307 of the UCC), or become bound, as provided in Section 9-203(d) of the UCC, by a security agreement entered into by another Person, if such change would cause the Security Interests in any Collateral to lapse or cease to be perfected unless such Pledgor has taken on or before the date of lapse all actions necessary to ensure that the Security Interests in the Collateral do not lapse or cease to be perfected.

(b) The Collateral Agent shall have no duty to inquire about any of the changes described in clause (a) above, the parties acknowledging and agreeing that each Pledgor is solely responsible to take all action described in Section 4.5(a) above.

SECTION 4.6. Location of Inventory and Equipment. It shall not move any Equipment or Inventory located in the United States to any location outside of the United States; except for any Equipment or Inventory (A) outside the United States for the purpose of constructing ground stations or (B) otherwise with a value in the aggregate not in excess of $500,000 during the term of this Agreement.

SECTION 4.7. Due Authorization and Issuance. All of the Pledged Securities existing on the date hereof have been, and to the extent any Pledged Securities are hereafter issued, such Pledged Securities will be, upon such issuance, duly authorized, validly issued and fully paid and non-assessable to the extent applicable. There is no amount or other obligation owing by any Pledgor to any issuer of the Pledged Securities in exchange for or in connection with the issuance of the Pledged Securities or any Pledgor’s status as a partner or a member of any issuer of the Pledged Securities.

SECTION 4.8. Consents, etc. No consent of any other Person (including, without limitation, any stockholder or creditor of any Pledgor or any of its Subsidiaries) and no order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any Governmental Authority is required to be obtained by any Pledgor in connection with the execution, delivery or performance of this Agreement, or in connection with the exercise of the rights and remedies of the Collateral Agent pursuant to this Agreement, except as contemplated by this Agreement and except (i) as may be required to perfect (as described in Schedule 3.3A hereto) and maintain the perfection of the security interests created hereby, (ii) with respect to vehicles represented by a certificate of title, (iii) with respect to Receivables subject to the Federal Assignment of Claims Act or (iv) in connection with the disposition of the Collateral by Laws affecting the offering and sale of securities generally; provided, however, that the registration of Copyrights in the United States Copyright Office may be required to obtain a security interest therein that is effective against subsequent transferees under United States Federal copyright law. In the event that the Collateral Agent desires to exercise any remedies, voting or consensual rights or attorney-in-fact powers set forth in this Agreement and determines it necessary to obtain any approvals or consents of any Governmental Authority or any other person therefor, then, upon the reasonable request of the Collateral Agent, such Pledgor agrees to use its best efforts to assist and aid the Collateral Agent to obtain as soon as practicable any necessary approvals or consents for the exercise of any such remedies, rights and powers.

SECTION 4.9. Pledged Collateral. All information set forth herein, including the schedules hereto (including Schedule 4.9 hereto), and all information contained in any documents, schedules and lists heretofore delivered to any Secured Party, including the Perfection Certificate and the schedules thereto, in connection with this Agreement, in each case, relating to the Pledged Collateral, is accurate and complete in all material respects. The Pledged Collateral described on the schedules to the Perfection Certificate constitutes all of the property of such type of Pledged Collateral owned or held by the Pledgors.

SECTION 4.10. Insurance. In the event that the proceeds of any insurance claim are paid to any Pledgor after the Collateral Agent has exercised its right to foreclose after an Event of Default, such Net Cash Proceeds shall be held in trust for the benefit of the Collateral Agent and immediately after receipt thereof shall be paid to the Collateral Agent for application in accordance with the Convertible Notes. Each Pledgor hereby appoints the Collateral Agent as its attorney-in-fact, effective during the continuance of an Event of Default, to make proof of loss, claims for insurance and adjustments with insurers, and to execute or endorse all documents, checks or drafts in connection with payments made as a result of any insurance policies. Each Pledgor assumes all liability and responsibility in connection with the Collateral acquired by it and the liability of such Pledgor to pay the Obligations shall in no way be affected or diminished by reason of the fact that such Collateral may be lost, destroyed, stolen, damaged or for any reason whatsoever unavailable to any Pledgor.

SECTION 4.11. Intellectual Property Collateral. Each Pledgor represents and warrants that: (i) the Perfection Certificate sets forth a true and complete list of all patents, patent applications, trademark registrations and applications, copyright registrations and applications, domain name registrations and any other registered or applied for intellectual property, in each case, included in the Intellectual Property Collateral; (ii) subject to the security interest granted herein, each Pledgor owns all right, title and interest in and to its respective material Intellectual Property Collateral that is disclosed in the Perfection Certificate; (iii) with respect to each such item of the material Intellectual Property Collateral disclosed in the Perfection Certificate, each Pledgor has made or performed all filings, recordings and other acts, and has paid all required fees and taxes, to maintain and protect the validity and enforceability of all such material Intellectual Property Collateral in full force and in effect, and to reflect that such Pledgor is the current registered owner thereof; (iv) to the knowledge of each Pledgor, the material Intellectual Property Collateral is valid and enforceable; and (v) no item of the material Intellectual Property Collateral has been invalidated or held unenforceable, or is subject to any outstanding claim, action, litigation, opposition, cancellation, interference, nullification, reexamination or any other proceeding that may impair or render such item invalid or unenforceable.

SECTION 4.12. Litigation. Each Pledgor represents and warrants that there are no litigation, arbitration or administration proceedings presently current or pending or threatened against each or any Pledgor.

SECTION 4.13. Non-conflict. Each Pledgor represents and warrants that the entry into and performance by it of, and the transactions contemplated by, this agreement do not and will not: (i) conflict with any law or regulation or judicial or official order; (ii) conflict with the Organizational Documents of each or any Pledgor; or (iii) conflict with any document which is binding upon each or any Pledgor or any of their respective assets.

SECTION 4.14. BVI Securities. WorldSpace and the BVI Pledgor represent and warrant that: (i) WorldSpace is the sole legal and beneficial owner of the BVI Securities, or, subsequent to any transfer of legal title to the Collateral Agent under the provisions of this agreement, their equity of redemption; (ii) the BVI Securities represent 100% (one hundred per cent) of the issued share capital of the BVI Pledgor; (iii) the BVI Pledgor has not granted any warrants, options or other analogous rights to any person relating to shares in the capital of the BVI Pledgor; (iv) the BVI Securities are fully paid and non-assessable and were not issued in part or in whole in consideration for a promissory note or other written obligation for payment of a debt and are not otherwise subject to forfeiture or compulsory redemption; (v) there are no covenants, agreements, conditions, interest, rights or other matters whatsoever which adversely affect the BVI Securities; (vi) the BVI Securities were not issued with any preferred, deferred or other special rights or restrictions whether in regard to dividends, voting, return of capital or otherwise which are not expressly set out in the memorandum and articles of association of the BVI Pledgor; (vii) the BVI Securities are freely transferable on the books of the BVI Pledgor and no consents or approvals are required in order to register a transfer of the BVI Securities; (viii) the BVI Securities are free from any mortgage, pledge, lien, charge, assignment, hypothecation or other security interest or any other agreement or arrangement having the legal effect of conferring security (for the purposes of this Article IV a “Security Interest”), except those created by this agreement, the First Lien Security Agreement and any other documents or agreements entered into in connection with the First Lien Security Agreement; and (ix) neither WorldSpace nor the BVI Pledgor has received any notice of any adverse claims by any person in respect of the ownership of the BVI Securities or any interest in the BVI Securities.

SECTION 4.15. Covenants in Relation to the BVI Pledgor. The BVI Pledgor shall not, without the prior written consent of the Collateral Agent: (i) create or permit to subsist any Security Interest upon the whole or any part of its assets, except as permitted by the Security Documents; (ii) amend its Organizational Documents; (iii) register any transfer of any of the BVI Securities to any person (except to the Collateral Agent or its nominee pursuant to the provisions of this agreement); (iii) issue any replacement share certificates in respect of any of the BVI Securities; (iv) continue its existence under the laws of any jurisdiction other than the BVI; (v) do anything which might prejudice its status as a BVI Business Company; (vi) issue, allot or grant warrants or options with respect to any additional BVI Securities; (vii) convert any of the BVI Securities into bearer shares; (viii) exercise any rights of forfeiture over any of the BVI Securities; or (ix) purchase, redeem, otherwise acquire, cancel, sub-divide, amalgamate, reclassify or otherwise restructure any of the BVI Securities.

ARTICLE V

CERTAIN PROVISIONS CONCERNING SECURITIES COLLATERAL

SECTION 5.1. Pledge of Additional Securities Collateral. Each Pledgor shall, upon obtaining any Pledged Securities or Intercompany Notes of any person, accept the same in trust for the benefit of the Collateral Agent and promptly (but in any event within 30 days after receipt thereof) deliver to the Collateral Agent a pledge amendment, duly executed by such Pledgor, in substantially the form of Exhibit 2 hereto (each, a “Pledge Amendment”), and the certificates and other documents required under Section 3.1 and Section 3.2 hereof in respect of the additional Pledged Securities or Intercompany Notes which are to be pledged pursuant to this Agreement, and confirming the attachment of the Lien hereby created on and in respect of such additional Pledged Securities or Intercompany Notes. Each Pledgor hereby authorizes the Collateral Agent to attach each Pledge Amendment to this Agreement and agrees that all Pledged Securities or Intercompany Notes listed on any Pledge Amendment delivered to the Collateral Agent shall for all purposes hereunder be considered Pledged Collateral.

SECTION 5.2. Voting Rights; Distributions; etc.

(a) So long as no Event of Default shall have occurred and be continuing:

(i) Each Pledgor shall be entitled to exercise any and all voting and other consensual rights pertaining to the Securities Collateral or any part thereof for any purpose not inconsistent with the terms or purposes hereof, the Convertible Notes or any other document evidencing the Secured Obligations; provided, however, that no Pledgor shall in any event exercise such rights in any manner which could reasonably be expected to have a Material Adverse Effect.

(ii) Each Pledgor shall be entitled to receive and retain, and to utilize free and clear of the Lien hereof, any and all Distributions, but only if and to the extent made in accordance with the provisions of the Convertible Notes; provided, however, that any and all such Distributions consisting of rights or interests in the form of securities shall be forthwith delivered to the Collateral Agent to hold as Pledged Collateral and shall, if received by any Pledgor, be received in trust for the benefit of the Collateral Agent, be segregated from the other property or funds of such Pledgor and be promptly (but in any event within five days after receipt thereof) delivered to the Collateral Agent as Pledged Collateral in the same form as so received (with any necessary endorsement).

(b) So long as no Event of Default shall have occurred and be continuing, the Collateral Agent shall be deemed without further action or formality to have granted to each Pledgor all necessary consents relating to voting rights and shall, if necessary, upon written request of any Pledgor and at the sole cost and expense of the Pledgors, from time to time execute and deliver (or cause to be executed and delivered) to such Pledgor all such instruments as such Pledgor may reasonably request in order to permit such Pledgor to exercise the voting and other rights which it is entitled to exercise pursuant to Section 5.2(a)(i) hereof and to receive the Distributions which it is authorized to receive and retain pursuant to Section 5.2(a)(ii) hereof.

(c) Subject to the terms of the Intercreditor Agreement, upon the occurrence and during the continuance of any Event of Default:

(i) All rights of each Pledgor to exercise the voting and other consensual rights it would otherwise be entitled to exercise pursuant to Section 5.2(a)(i) hereof shall immediately cease, and all such rights shall thereupon become vested in the Collateral Agent, which shall thereupon have the sole right to exercise such voting and other consensual rights.

(ii) All rights of each Pledgor to receive Distributions which it would otherwise be authorized to receive and retain pursuant to Section 5.2(a)(ii) hereof shall immediately cease and all such rights shall thereupon become vested in the Collateral Agent, which shall thereupon have the sole right to receive and hold as Pledged Collateral such Distributions.

(d) Each Pledgor shall, at its sole cost and expense, from time to time execute and deliver to the Collateral Agent appropriate instruments as the Collateral Agent may request in order to permit the Collateral Agent to exercise the voting and other rights which it may be entitled to exercise pursuant to Section 5.2(a)(i) hereof and to receive all Distributions which it may be entitled to receive under Section 5.2(a)(ii) hereof.

(e) All Distributions which are received by any Pledgor contrary to the provisions of Section 5.2(a)(ii) hereof shall be received in trust for the benefit of the Collateral Agent, shall be segregated from other funds of such Pledgor and shall immediately be paid over to the Collateral Agent as Pledged Collateral in the same form as so received (with any necessary endorsement).

SECTION 5.3. Defaults, etc. Such Pledgor is not in default in the payment of any portion of any mandatory capital contribution, if any, required to be made under any agreement to which such Pledgor is a party relating to the Pledged Securities pledged by it, and such Pledgor is not in violation of any other provisions of any such agreement to which such Pledgor is a party, or otherwise in default or violation thereunder. No Securities Collateral pledged by such Pledgor is subject to any defense, offset or counterclaim, nor have any of the foregoing been asserted or alleged against such Pledgor by any person with respect thereto, and as of the date hereof, there are no certificates, instruments, documents or other writings (other than the Organizational Documents and certificates representing such Pledged Securities that have been delivered to the Collateral Agent) which evidence any Pledged Securities of such Pledgor.

SECTION 5.4. Certain Agreements of Pledgors as Issuers and Holders of Equity Interests

(a) In the case of each Pledgor which is an issuer of Securities Collateral, such Pledgor agrees to be bound by the terms of this Agreement relating to the Securities Collateral issued by it and will comply with such terms insofar as such terms are applicable to it.

(b) In the case of each Pledgor which is a partner, shareholder or member, as the case may be, in a partnership, limited liability company or other entity, such Pledgor hereby consents to the extent required by the applicable Organizational Document to the pledge by each other Pledgor, pursuant to the terms hereof, of the Pledged Securities in such partnership, limited liability company or other entity and, upon the occurrence and during the continuance of an Event of Default, to the transfer of such Pledged Securities to the Collateral Agent or its nominee and to the substitution of the Collateral Agent or its nominee as a substituted partner, shareholder or member in such partnership, limited liability company or other entity with all the rights, powers and duties of a general partner, limited partner, shareholder or member, as the case may be.

ARTICLE VI

CERTAIN PROVISIONS CONCERNING INTELLECTUAL

PROPERTY COLLATERAL

SECTION 6.1. Protection of Collateral Agent’s Security. On a continuing basis, each Pledgor shall, at its own expense and cost, preserve and protect each item of the Intellectual Property Collateral in accordance with sound business judgment. Without limiting the generality of the foregoing, subject to the terms of the Intercreditor Agreement:

(a) Pledgor shall take all necessary steps, including, without limitation, in the United States Patent and Trademark Office, the United States Copyright Office and any other governmental authority, to (i) maintain the validity and enforceability of each material item of the material Intellectual Property Collateral and maintain such material Intellectual Property Collateral in full force and effect, and (ii) pursue the registration and maintenance of each material patent, patent application, trademark, or copyright registration or application, now or hereafter included in such material Intellectual Property Collateral of such Pledgor, including, without limitation, the payment of required fees and taxes, the filing of responses to office actions issued by the United States Patent and Trademark Office, the United States Copyright Office or other governmental authorities, the filing of applications for renewal or extension, the filing of affidavits under Sections 8 and 15 of the United States Trademark Act, the filing of divisional, continuation, continuation-in-part, reissue and renewal applications or extensions, the payment of maintenance fees and the participation in interference, reexamination, opposition, cancellation, infringement and misappropriation proceedings.

(b) No Pledgor shall (upon the occurrence and continuance of an Event of Default, without the written consent of the Collateral Agent) discontinue use of or otherwise abandon any material Intellectual Property Collateral, or abandon any right to file an application for any patent, trademark, or copyright, unless such Pledgor shall have previously determined that such use or the pursuit or maintenance of such material Intellectual Property Collateral is no longer desirable in the conduct of such Pledgor’s business and that the loss thereof would not be reasonably likely to have a Material Adverse Effect, in which case, such Pledgor will give prompt notice of any such abandonment to the Collateral Agent.

(c) No Pledgor shall do or permit any act or knowingly omit to do any act whereby any material item of the material Intellectual Property Collateral may lapse or become invalid or unenforceable or placed in the public domain.

(d) Each Pledgor agrees promptly to notify the Collateral Agent if such Pledgor becomes aware (i) that any material item of the material Intellectual Property Collateral may have become abandoned, placed in the public domain, invalid or unenforceable, or of any adverse determination or development regarding such Pledgor’s ownership of any material item of the material Intellectual Property Collateral or its right to register the same or to keep and maintain and enforce the same, or (ii) of any adverse determination or the institution of any proceeding (including, without limitation, the institution of any proceeding in the United States Patent and Trademark Office or any court) regarding any material item of the material Intellectual Property Collateral.

(e) Each Pledgor shall diligently maintain all records, including original certificates, source materials and other documents, regarding the material Intellectual Property Collateral. Each Pledgor shall use proper statutory notice in connection with its use of each item of its material Intellectual Property Collateral consistent with its past practice.

(f) Each Pledgor shall take all steps to maintain the quality of any and all products or services used or provided under any of the Trademarks, consistent with the quality of the products and services as of the date hereof, and take all steps necessary to ensure that all licensed users of any of the Trademarks use such consistent standards of quality.

(g) No Pledgor may settle or otherwise compromise any pending or future litigation, proceeding or dispute without prior consultation with (upon the occurrence and continuance of an Event of Default, prior consent of) the Collateral Agent.

SECTION 6.2. Enforcement. In the event that any Pledgor becomes aware that any material item of the material Intellectual Property Collateral is being infringed, misappropriated, diluted, violated or otherwise impaired in value by a third party, such Pledgor shall promptly notify the Collateral Agent and shall take such actions, at the Pledgor’s own expense, as such Pledgor or the Collateral Agent deems reasonable and appropriate under the circumstances to protect or enforce such material Intellectual Property Collateral, including, without limitation, commencing litigation or other proceedings. Upon the occurrence and during the continuance of any Event of Default, the Collateral Agent shall have the right but shall in no way be obligated to file applications for protection of the material Intellectual Property Collateral and/or bring suit in the name of any Pledgor, the Collateral Agent or the Secured Parties to enforce the material Intellectual Property Collateral and any license thereunder. In the event of such suit, each Pledgor shall, at the reasonable request of the Collateral Agent, do any and all lawful acts and execute any and all documents reasonably requested by the Collateral Agent in aid of such enforcement and the Pledgors shall promptly reimburse and indemnify the Collateral Agent for all costs and expenses incurred by the Collateral Agent in the exercise of its rights under this Section 6.2 in accordance with Section 20 of the Convertible Notes.

SECTION 6.3. After-Acquired Property. Each Pledgor agrees that should it obtain an ownership interest in any item of registered Intellectual Property Collateral that is not on the date hereof a part of the registered Intellectual Property Collateral (“After-Acquired Intellectual Property”) (i) the provisions of this Agreement shall automatically apply thereto, and (ii) any such After-Acquired Intellectual Property and shall become part of the registered Intellectual Property Collateral. At the end of each calendar quarter starting from the date hereof, each Pledgor shall give prompt written notice to the Collateral Agent identifying the After-Acquired Intellectual Property acquired during such calendar quarter, and such Pledgor shall, at its own expense and cost, execute and file the IP Security Agreement Supplement or a comparable form as may be required under local law or as requested by the Collateral Agent covering such After-Acquired Intellectual Property for recordal with the United States Patent and Trademark Office, the United States Copyright Office and any other governmental authorities necessary to create, preserve, protect and perfect the security interest hereunder in such After-Acquired Intellectual Property. Each Pledgor shall promptly deliver to the Collateral Agent copies of all such IP Security Agreement Supplements and other documents executed, authenticated and filed hereunder. At all times, each Pledgor agrees to furnish to the Collateral Agent from time to time upon the Collateral Agent’s request therefor reasonably detailed statements and amended schedules further identifying and describing the registered Intellectual Property Collateral and such other materials evidencing or reports pertaining to any registered Intellectual Property Collateral as the Collateral Agent may request.

SECTION 6.4. License Grant. For the purpose of enabling the Collateral Agent, during the continuance of an Event of Default, to exercise rights and remedies under Article IX hereof at such time as the Collateral Agent shall be lawfully entitled to exercise such rights and remedies, and for no other purpose, each Pledgor hereby grants to the Collateral Agent, subject to the terms of the Intercreditor Agreement, to the extent transferable, a non-exclusive license (which shall be irrevocable during the term of this Agreement and exercisable without payment of royalty or other compensation to the Pledgors) to use, license or sublicense any of the Intellectual Property Collateral now owned or hereafter acquired by such Pledgor, wherever the same may be located, but only to the extent that the grant of such license does not result in a default or forfeiture of such Pledgor’s interest in such Intellectual Property Collateral. Such license shall include access to all media in which any of the licensed items may be recorded or stored and to all computer programs used for the compilation or printout hereof.

ARTICLE VII

CERTAIN PROVISIONS CONCERNING RECEIVABLES

SECTION 7.1. Maintenance of Records. Each Pledgor shall keep and maintain at its own cost and expense complete records of each Receivable, in a manner consistent with prudent business practice, including records of all payments received, all credits granted thereon, all merchandise returned and all other documentation relating thereto. Each Pledgor shall, at such Pledgor’s sole cost and expense, upon the Collateral Agent’s demand made at any time after the occurrence and during the continuance of any Event of Default, deliver all tangible evidence of Receivables, including all documents evidencing Receivables and any books and records relating thereto to the Collateral Agent or to its representatives (copies of which evidence and books and records may be retained by such Pledgor). Subject to the terms of the Intercreditor Agreement, upon the occurrence and during the continuance of any Event of Default, the Collateral Agent may transfer a full and complete copy of any Pledgor’s books, records, credit information, reports, memoranda and all other writings relating to the Receivables to and for the use by any person that has acquired or is contemplating acquisition of an interest in the Receivables or the Collateral Agent’s security interest therein without the consent of any Pledgor.

SECTION 7.2. Legend. Subject to the terms of the Intercreditor Agreement, during the continuance of an Event of Default, each Pledgor shall legend, at the request of the Collateral Agent (acting at the direction of the Investors pursuant to the Convertible Notes), and in form and manner satisfactory to the Collateral Agent, the Receivables and the other books, records and documents of such Pledgor evidencing or pertaining to the Receivables with an appropriate reference to the fact that the Receivables have been assigned to the Collateral Agent for the benefit of the Secured Parties and that the Collateral Agent has a security interest therein.

SECTION 7.3. Notification to Account Debtors. Subject to the terms of the Intercreditor Agreement, upon the occurrence and during the continuance of any Default or Event of Default, and if so requested by the Collateral Agent will promptly notify (and such Pledgor hereby authorizes the Collateral Agent so to notify) each Account Debtor in respect of any Receivable that such Collateral has been assigned to the Collateral Agent hereunder for the benefit of the Investors, and that any payments due or to become due in respect of such Collateral are to be made directly to the Collateral Agent or its designee.

ARTICLE VIII

TRANSFERS

SECTION 8.1. Transfers of Pledged Collateral. No Pledgor shall sell, convey, assign or otherwise dispose of, or grant any option with respect to, any of the Pledged Collateral pledged by it hereunder except as expressly permitted by the Convertible Notes and the Intercreditor Agreement; provided, however, that nothing in this Section 8.1 shall prohibit any Pledgor’s ability to sell subscriptions, satellite radios and associated equipment and other inventory in the ordinary course of its business.

ARTICLE IX

REMEDIES

SECTION 9.1. Remedies.

(a) The Collateral Agent shall not be deemed to have knowledge or notice of the occurrence of any Event of Default, unless the Collateral Agent shall have received written notice from a Holder or the Company referring to this Agreement, describing such Event of Default and stating that such notice is a “notice of default”. The Collateral Agent shall take such action with respect to any such Event of Default as may be directed in writing by the Required Holders in accordance with this Section 9.1; provided, however, that unless and until the Collateral Agent has received any such direction, the Collateral Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Event of Default as it shall deem advisable in the interests of the Holders.

(b) Subject to the terms of the Intercreditor Agreement, upon the occurrence and during the continuance of any Event of Default, the Collateral Agent may from time to time exercise in respect of the Pledged Collateral, in addition to the other rights and remedies provided for herein or otherwise available to it, the following remedies:

(i) Personally, or by agents or attorneys, immediately take possession of the Pledged Collateral or any part thereof, from any Pledgor or any other person who then has possession of any part thereof with or without notice or process of law, and for that purpose may enter upon any Pledgor’s premises where any of the Pledged Collateral is located, remove such Pledged Collateral, remain present at such premises to receive copies of all communications and remittances relating to the Pledged Collateral and use in connection with such removal and possession any and all services, supplies, aids and other facilities of any Pledgor;

(ii) Demand, sue for, collect or receive any money or property at any time payable or receivable in respect of the Pledged Collateral including instructing the obligor or obligors on any agreement, instrument or other obligation constituting part of the Pledged Collateral to make any payment required by the terms of such agreement, instrument or other obligation directly to the Collateral Agent, and in connection with any of the foregoing, compromise, settle, extend the time for payment and make other modifications with respect thereto; provided, however, that in the event that any such payments are made directly to any Pledgor, prior to receipt by any such obligor of such instruction, such Pledgor shall segregate all amounts received pursuant thereto in trust for the benefit of the Collateral Agent and shall promptly (but in no event later than one (1) Business Day after receipt thereof) pay such amounts to the Collateral Agent;

(iii) Sell, assign, grant a license to use or otherwise liquidate, or direct any Pledgor to sell, assign, grant a license to use or otherwise liquidate, any and all investments made in whole or in part with the Pledged Collateral or any part thereof, and take possession of the proceeds of any such sale, assignment, license or liquidation;

(iv) Take possession of the Pledged Collateral or any part thereof, by directing any Pledgor in writing to deliver the same to the Collateral Agent at any place or places so designated by the Collateral Agent, in which event such Pledgor shall at its own expense: (A) forthwith cause the same to be moved to the place or places designated by the Collateral Agent and therewith delivered to the Collateral Agent, (B) store and keep any Pledged Collateral so delivered to the Collateral Agent at such place or places pending further action by the Collateral Agent and (C) while the Pledged Collateral shall be so stored and kept, provide such security and maintenance services as shall be necessary to protect the same and to preserve and maintain them in good condition. Each Pledgor’s obligation to deliver the Pledged Collateral as contemplated in this Section 9.1(iv) is of the essence hereof. Upon application to a court of equity having jurisdiction, the Collateral Agent shall be entitled to a decree requiring specific performance by any Pledgor of such obligation;

(v) Withdraw all moneys, instruments, securities and other property in any bank, financial securities, deposit or other account of any Pledgor constituting Pledged Collateral for application to the Secured Obligations as provided in Article X hereof;

(vi) Retain and apply the Distributions to the Secured Obligations as provided in Article X hereof;

(vii) Exercise any and all rights as beneficial and legal owner of the Pledged Collateral, including perfecting assignment of and exercising any and all voting, consensual and other rights and powers with respect to any Pledged Collateral; and

(viii) Exercise all the rights and remedies of a secured party on default under the UCC (whether or not in effect in the jurisdiction where such rights are exercised), and the Collateral Agent may also in its sole discretion, without notice except as specified in Section 9.2 hereof, sell, assign or grant a license to use the Pledged Collateral or any part thereof in one or more parcels at public or private sale, at any exchange, broker’s board or at any of the Collateral Agent’s offices or elsewhere, for cash, on credit or for future delivery, and at such price or prices and upon such other terms as the Collateral Agent may deem commercially reasonable. The Collateral Agent or any other Secured Party or any of their respective Affiliates may be the purchaser, licensee, assignee or recipient of the Pledged Collateral or any part thereof at any such sale and shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Pledged Collateral sold, assigned or licensed at such sale, to use and apply any of the Secured Obligations owed to such person as a credit on account of the purchase price of the Pledged Collateral or any part thereof payable by such person at such sale. Each purchaser, assignee, licensee or recipient at any such sale shall acquire the property sold, assigned or licensed absolutely free from any claim or right on the part of any Pledgor, and each Pledgor hereby waives, to the fullest extent permitted by law, all rights of redemption, stay and/or appraisal which it now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted. The Collateral Agent shall not be obligated to make any sale of the Pledged Collateral or any part thereof regardless of notice of sale having been given. The Collateral Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. Each Pledgor hereby waives, to the fullest extent permitted by law, any claims against the Collateral Agent arising by reason of the fact that the price at which the Pledged Collateral or any part thereof may have been sold, assigned or licensed at such a private sale was less than the price which might have been obtained at a public sale, even if the Collateral Agent accepts the first offer received and does not offer such Pledged Collateral to more than one offeree.

SECTION 9.2. Notice of Sale. Each Pledgor acknowledges and agrees that, to the extent notice of sale or other disposition of the Pledged Collateral or any part thereof shall be required by law, ten (10) days’ prior notice to such Pledgor of the time and place of any public sale or of the time after which any private sale or other intended disposition is to take place shall be commercially reasonable notification of such matters. No notification need be given to any Pledgor if it has signed, after the occurrence of an Event of Default, a statement renouncing or modifying any right to notification of sale or other intended disposition.

SECTION 9.3. Waiver of Notice and Claims. Each Pledgor hereby waives, to the fullest extent permitted by applicable law, notice or judicial hearing in connection with the Collateral Agent’s taking possession or the Collateral Agent’s disposition of the Pledged Collateral or any part thereof, including any and all prior notice and hearing for any prejudgment remedy or remedies and any such right which such Pledgor would otherwise have under law, and each Pledgor hereby further waives, to the fullest extent permitted by applicable law: (i) all damages occasioned by such taking of possession, (ii) all other requirements as to the time, place and terms of sale or other requirements with respect to the enforcement of the Collateral Agent’s rights hereunder and (iii) all rights of redemption, appraisal, valuation, stay, extension or moratorium now or hereafter in force under any applicable law. The Collateral Agent shall not be liable for any incorrect or improper payment made pursuant to this Article IX in the absence of gross negligence or willful misconduct on the part of the Collateral Agent. Any sale of, or the grant of options to purchase, or any other realization upon, any Pledged Collateral shall operate to divest all right, title, interest, claim and demand, either at law or in equity, of the applicable Pledgor therein and thereto, and shall be a perpetual bar both at law and in equity against such Pledgor and against any and all persons claiming or attempting to claim the Pledged Collateral so sold, optioned or realized upon, or any part thereof, from, through or under such Pledgor.

SECTION 9.4. Certain Sales of Pledged Collateral.

(a) Each Pledgor recognizes that, by reason of certain prohibitions contained in law, rules, regulations or orders of any Governmental Authority, the Collateral Agent may be

compelled, with respect to any sale of all or any part of the Pledged Collateral, to limit purchasers to those who meet the requirements of such Governmental Authority. Each Pledgor acknowledges that any such sales may be at prices and on terms less favorable to the Collateral Agent than those obtainable through a public sale without such restrictions, and, notwithstanding such circumstances, agrees that any such restricted sale shall be deemed to have been made in a commercially reasonable manner and that, except as may be required by applicable law, the Collateral Agent shall have no obligation to engage in public sales.

(b) Each Pledgor recognizes that, by reason of certain prohibitions contained in the Securities Act, and applicable state securities laws, the Investors may be compelled, with respect to arranging for any sale of all or any part of the Securities Collateral and Investment Property, to limit purchasers to persons who will agree, among other things, to acquire such Securities Collateral or Investment Property for their own account, for investment and not with a view to the distribution or resale thereof. Each Pledgor acknowledges that any such private sales may be at prices and on terms less favorable to the Investors than those obtainable through a public sale without such restrictions (including a public offering made pursuant to a registration statement under the Securities Act), and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner and that the Collateral Agent shall have no obligation to engage in public sales and no obligation to delay the sale of any Securities Collateral or Investment Property for the period of time necessary to permit the issuer thereof to register it for a form of public sale requiring registration under the Securities Act or under applicable state securities laws, even if such issuer would agree to do so.

(c) Notwithstanding the foregoing, each Pledgor shall, upon the occurrence and during the continuance of any Event of Default, at the reasonable request of the Collateral Agent (as directed by the Required Holders), for the benefit of the Collateral Agent, cause any registration, qualification under or compliance with any Federal or state securities law or laws to be effected with respect to all or any part of the Securities Collateral as soon as practicable and at the sole cost and expense of the Pledgors. The Collateral Agent shall be entitled to retain, at the expense and direction of the Required Holders, an investment bank selected by such Required Holders with respect to any such registration or sale of the Securities Collateral hereunder. Each Pledgor will use its commercially reasonable efforts to cause such registration to be effected (and be kept effective) and will use its commercially reasonable efforts to cause such qualification and compliance to be effected (and be kept effective) as may be so requested and as would permit or facilitate the sale and distribution of such Securities Collateral including registration under the Securities Act (or any similar statute then in effect), appropriate qualifications under applicable blue sky or other state securities laws and appropriate compliance with all other requirements of any Governmental Authority. Each Pledgor shall use its commercially reasonable efforts to cause the Collateral Agent and the Required Holders to be kept advised in writing as to the progress of each such registration, qualification or compliance and as to the completion thereof, shall furnish to the Collateral Agent such number of prospectuses, offering circulars or other documents incident thereto as the Collateral Agent from time to time may request, and shall indemnify and shall cause the issuer of the Securities Collateral to indemnify the Collateral Agent and all others during the course of the distribution of such Securities Collateral against all claims, losses, damages and liabilities caused by any untrue statement (or alleged untrue statement) of a material fact contained therein (or in any related registration statement, notification or the like) or by any omission (or alleged omission) to state therein (or in any related registration statement, notification or the like) a material fact required to be stated therein or necessary to make the statements therein not misleading.

(d) If the Investors determine to exercise their rights to sell any or all of the Securities Collateral or Investment Property, upon written request, the applicable Pledgor shall from time to time furnish to the Investors all such information as the Investors may request in order to determine the number of securities included in the Securities Collateral or Investment Property which may be sold by the Investors as exempt transactions under the Securities Act and the rules of the Securities and Exchange Commission thereunder, as the same are from time to time in effect.

(e) Each Pledgor further agrees that a breach of any of the covenants contained in this Section 9.4 will cause irreparable injury to the Collateral Agent and the other Secured Parties, that the Collateral Agent and the other Secured Parties have no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Section 9.4 shall be specifically enforceable against such Pledgor, and such Pledgor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that no Event of Default has occurred and is continuing.

SECTION 9.5. No Waiver; Cumulative Remedies

(a) No failure on the part of the Collateral Agent to exercise, no course of dealing with respect to, and no delay on the part of the Collateral Agent in exercising, any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any such right, power, privilege or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right, power, privilege or remedy; nor shall the Collateral Agent be required to look first to, enforce or exhaust any other security, collateral or guaranties. All rights and remedies herein provided are cumulative and are not exclusive of any rights or remedies provided by law or otherwise available.

(b) In the event that the Collateral Agent shall have instituted any proceeding to enforce any right, power, privilege or remedy under this Agreement or any other Security Document by foreclosure, sale, entry or otherwise, and such proceeding shall have been discontinued or abandoned for any reason or shall have been determined adversely to the Collateral Agent, then and in every such case, the Pledgors, the Collateral Agent and each other Secured Party shall be restored to their respective former positions and rights hereunder with respect to the Pledged Collateral, and all rights, remedies, privileges and powers of the Collateral Agent and the other Secured Parties shall continue as if no such proceeding had been instituted.

SECTION 9.6. Certain Additional Actions Regarding Intellectual Property. If any Event of Default shall have occurred and be continuing, upon the written demand of the Collateral Agent, each Pledgor shall cause the security interest granted herein in the Intellectual

Property Collateral to become an assignment, transfer and conveyance of any of or all such Intellectual Property Collateral by the applicable Pledgors and the Collateral Agent, or to license or sublicense, whether general, special or otherwise, and whether on an exclusive or nonexclusive basis, any such Intellectual Property Collateral throughout the world on such terms and conditions and in such manner as the Collateral Agent shall determine (other than in violation of any then-existing licensing arrangements to the extent that waivers cannot be obtained). In addition to the foregoing, each Pledgor shall supply to the Collateral Agent or its designee such Pledgor’s know how and expertise, and documents and things relating to any Intellectual Property Collateral subject to such sale or other disposition, and such Pledgor’s customer lists and other records and documents relating to such Intellectual Property Collateral and to the manufacture, distribution, advertising and sale of products and services of such Pledgor.

SECTION 9.7. Certain Regulatory Requirements

(a) Notwithstanding any other provision of this Agreement, no Secured Party will be required or permitted to make any foreclosure on, sale, transfer or other disposition of, or exercise of any rights to vote or consent with respect to any of the Collateral as provided herein or take any other action if such foreclosure, sale, disposition, exercise or act would cause the Secured Party to breach the Communications Laws, the NOAA Rules or Export Control Laws or to act without the prior approval of the FCC, NOAA or any Governmental Authority responsible for administering Export Control Laws or to act in a manner which would otherwise not be reasonable under the Communications Laws or Export Control Laws.

(b) It is the intention of the parties hereto that the Liens in favor of the Collateral Agent on the Collateral shall in all relevant aspects be subject to and governed by said statutes, rules and regulations and that nothing in this Agreement shall be construed to diminish the control exercised by the Pledgor except in accordance with the provisions of such statutory requirements, rules and regulations. Each Pledgor agrees that as necessary or upon the request from time to time, by the Collateral Agent it will actively pursue obtaining any governmental, regulatory or third party consents, approvals or authorizations referred to in this Article IX, including, as necessary or upon any request of the Collateral Agent (at the written direction of the Required Holders) following an Event of Default, the preparation, signing and filing with (or causing to be prepared, signed and filed with) the FCC, NOAA or any Governmental Authority responsible for administering Export Control Laws of any application or application for consent to the assignment of the FCC Licenses or the NOAA Licenses or transfer of control required to be signed by WorldSpace or any of its Subsidiaries necessary or appropriate under the Communications Laws, NOAA Rules or Export Control Laws for approval of any sale or transfer of any of the Pledged Collateral or the assets of WorldSpace or any of its Subsidiaries or any transfer of control in respect of any FCC License or any NOAA License. Nothing herein shall require the Collateral Agent to subject itself to the regulatory jurisdiction of the FCC or any other Governmental Authority in the course of performing its duties hereunder.

SECTION 9.8. Control by Majority. The Required Holders may direct the time, method and place of conducting any proceeding for any remedy available to the Collateral Agent under this Agreement. However, the Collateral Agent may refuse to follow any direction that conflicts with law or this Agreement or the Convertible Notes or that the Collateral Agent determines is unduly prejudicial to the rights of any Investor (or upon and at all times following the satisfaction of all Obligations under the Convertible Notes, any other holder of the remaining Secured Obligations) or that would involve the Collateral Agent in personal liability; provided, however, that the Collateral Agent may seek written direction from the Required Holders and may take any other action deemed proper by the Collateral Agent that is not inconsistent with such direction. Prior to taking any action under this Agreement, the Collateral Agent shall be entitled to seek written direction from the Required Holders and to indemnification satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.

ARTICLE X

APPLICATION OF PROCEEDS

SECTION 10.1. Application of Proceeds. Subject to the terms of the Intercreditor Agreement, the proceeds received by the Collateral Agent in respect of any sale of, collection from or other realization upon all or any part of the Pledged Collateral pursuant to the exercise by the Collateral Agent of its remedies shall be applied, together with any other sums then held by the Collateral Agent pursuant to this Agreement, by the Collateral Agent as follows:

(i) First, to the payment of all reasonable costs and expenses, fees, commissions and taxes of such sale, collection or other realization including compensation to the Collateral Agent and its agents and counsel, and all expenses, liabilities and advances made or incurred by the Collateral Agent in connection therewith and all indemnities and other amounts for which each of the Collateral Agent is entitled pursuant to the provisions of the Convertible Notes or this Agreement;

(ii) Second, to the payment of all other reasonable costs and expenses of such sale, collection or other realization including compensation to the other Secured Parties and their agents and counsel and all costs, liabilities and advances made or incurred by the other Secured Parties in connection therewith, in each case equally and ratably in accordance with the respective amounts thereof due and owing as set forth in one or more Secured Party Certificates delivered to the Collateral Agent;

(iii) Third, without duplication of amounts applied pursuant to clauses (i) and (ii) above, to the payment of all interest and other amounts constituting Secured

Obligations and any fees, premiums and scheduled periodic payments due under any Hedging Agreement constituting Secured Obligations and any interest accrued thereon, in each case equally and ratably in accordance with the respective amounts thereof then due and owing as set forth in one or more Secured Party Certificates delivered to the Collateral Agent;

(iv) Fourth, to the payment of the principal amount of the Secured Obligations, in each case equally and ratably in accordance with the respective amounts thereof due and owing as set forth in one or more Secured Party Certificates delivered to the Collateral Agent; and

(v) Fifth, the balance, if any, to the person lawfully entitled thereto or as a court of competent jurisdiction may direct.

In the event that any such proceeds are insufficient to pay in full the items described in clauses (i) through (v) of this Section 10.1, the Pledgors shall remain liable, jointly and severally, for any deficiency.

ARTICLE XI

MISCELLANEOUS

SECTION 11.1. Concerning Collateral Agent

(a) The Collateral Agent has been appointed by the Investors as collateral agent pursuant to the Convertible Notes and shall be vested with all of the rights, powers, benefits, privileges and protections of the Collateral Agent set forth in the Convertible Notes, all of which are incorporated herein, mutatis mutandis, as if a part hereof. Each holder of Secured Obligations by accepting the benefits of this Agreement hereby appoints The Bank of New York (or any of its successors or assigns hereunder) as its collateral agent under this Agreement. The actions of the Collateral Agent hereunder are subject to the provisions of the Convertible Notes and the Intercreditor Agreement. The Collateral Agent shall have the right hereunder to make demands, to give notices, to exercise or refrain from exercising any rights, and to take or refrain from taking action (including the release or substitution of the Pledged Collateral), in accordance with this Agreement, the Convertible Notes and the Intercreditor Agreement. The Collateral Agent may employ agents and attorneys-in-fact in connection herewith and shall not be liable for the negligence or misconduct of any such agents or attorneys-in-fact selected by it in good faith. The Collateral Agent may resign and a successor Collateral Agent may be appointed in the manner provided in the Convertible Notes. Upon the acceptance of any appointment as the Collateral Agent by a successor Collateral Agent, that successor Collateral Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Collateral Agent under this Agreement, and the retiring Collateral Agent shall thereupon be discharged from its duties and obligations under this Agreement. After any retiring Collateral

Agent’s resignation, the provisions hereof shall inure to its benefit as to any actions taken or omitted to be taken by it under this Agreement while it was the Collateral Agent.

(b) The Collateral Agent shall be deemed to have exercised reasonable care in the custody and preservation of the Pledged Collateral in its possession if such Pledged Collateral is accorded treatment substantially equivalent to that which the Collateral Agent, in its individual capacity, accords its own property consisting of similar instruments or interests, it being understood that neither the Collateral Agent nor any of the Secured Parties shall have responsibility for (i) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relating to any Securities Collateral, whether or not the Collateral Agent or any other Secured Party has or is deemed to have knowledge of such matters or (ii) taking any necessary steps to preserve rights against any person with respect to any Pledged Collateral.

(c) The Collateral Agent shall be entitled to rely upon any written notice, statement, certificate, order or other document or any telephone message believed by it to be genuine and correct and to have been signed, sent or made by the proper person, and, with respect to all matters pertaining to this Agreement and its duties hereunder, upon advice of counsel selected by it.

(d) If any item of Pledged Collateral also constitutes collateral granted to the Collateral Agent under any other deed of trust, mortgage, security agreement, pledge or instrument of any type, in the event of any conflict between the provisions hereof and the provisions of such other deed of trust, mortgage, security agreement, pledge or instrument of any type in respect of such collateral, the Collateral Agent, in its sole discretion, shall select which provision or provisions shall control.

(e) The powers conferred on the Collateral Agent hereunder are solely to protect the interests of the Collateral Agent in the Pledged Collateral and shall not impose any duty upon the Collateral Agent to exercise any such powers.

(f) Neither the Collateral Agent nor any of its officers, directors, employees or agents shall be liable for failure to demand, collect or realize upon any of the Pledged Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Pledged Collateral upon the request of any Pledgor or any other person or to take any other action whatsoever with regard to the Pledged Collateral or any part thereof. The Collateral Agent shall be accountable only for amounts that it actually receives as a result of the exercise of such powers, and neither it nor any of its officers, directors, employees or agents shall have any duty or liability or be responsible to any Pledgor for any act or failure to act hereunder, except for its own gross negligence or willful misconduct. The Collateral Agent shall have no duty or liability as to the taking of any necessary steps to preserve or protect the Pledged Collateral or to preserve rights against prior parties. Nothing contained in this Agreement shall be construed as requiring or obligating the Collateral Agent, and the Collateral Agent shall not be required or obligated, to (i) present or file any claim or notice or take any action with respect to any Pledged Collateral or in connection therewith or (ii) notify any Pledgor of any decline in the value of any Pledged Collateral. The Collateral Agent shall have no duty as to the collection of any Pledged Collateral in its possession or control or in the possession or control of any agent or nominee of the Collateral Agent, or any income thereon or any other rights pertaining thereto.

(g) Neither the Collateral Agent nor any of its directors, officers, employees or agents shall be liable for failure to demand, collect or realize upon all or any part of the Pledged Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Pledged Collateral upon the request of a Pledgor or otherwise.

(h) The Collateral Agent shall not be responsible for perfecting or maintaining the perfection of any security interest granted to it under this Agreement or for preparing, filing, refilling, recording, re-recording or continuing any document, financing statement, notice or instrument in any public office at any time or times and shall not be responsible for seeing to the provision of insurance on or the payment of any taxes with respect to any property subject to this Agreement.

(i) No provision of this Agreement shall be deemed to impose any duty or obligation on the Collateral Agent to perform any act or acts, receive or obtain any interest in property or exercise any interest in property, or exercise any right, power, duty or obligation conferred or imposed on it in any jurisdiction in which it shall be illegal, or in which the Collateral Agent shall be unqualified or incompetent in accordance with applicable law, to perform any such act or acts, to receive or obtain any such interest in property or to exercise any such right, power, duty or obligation; and no permissive or discretionary power or authority available to the Collateral Agent shall be construed to be a duty.

(j) The Collateral Agent shall have the right hereunder to make demands, to give notices, to exercise or refrain from exercising any rights, and to make or refrain from taking action (including without limitation, the release or substitution of Pledged Collateral), in each case in accordance with this Agreement and the Convertible Notes.

(k) Upon retiring, the Collateral Agent shall thereupon be discharged from its duties and obligations under this Agreement. After any retiring Collateral Agent’s resignation, the provisions of this Agreement shall inure to its benefit as to any actions taken or omitted to be taken by it under this Agreement while it was the Collateral Agent.

(l) The Collateral Agent shall not have any liability hereunder except for its own gross negligence or willful misconduct and under no circumstances shall the Collateral Agent be liable for any special, punitive, exemplary or consequential damages.

(m) (i) Each Pledgor jointly and severally agrees to defend, protect, indemnify and hold the Collateral Agent and its officers, employees, shareholders, directors, successors, assigns, agents, legal advisors, and financial advisors (each individually, an “Indemnitee” and collectively, the “Indemnitees”) harmless from and against any and all damages, losses, liabilities, obligations, penalties, fees, costs and expenses (including, without limitation, reasonable legal fees, costs and expenses of counsel) to the extent that they arise out of or otherwise result from this Agreement, the Bridge Notes or the Intercreditor Agreement

(including, without limitation, enforcement of this Agreement, the Bridge Notes or the Intercreditor Agreement); provided, however, that the Pledgors shall not have any obligation under this Section 11.1(m) to any Indemnitee to the extent caused by such Person’s gross negligence or willful misconduct.

(ii) Each Pledgor jointly and severally agrees to pay to the Collateral Agent upon demand the amount of any and all costs and expenses, including the reasonable fees, costs, expenses and disbursements of counsel for the Collateral Agent and of any experts and agents, which the Collateral Agent may incur in connection with (A) the preparation, negotiation, execution, delivery, recordation, administration, amendment, waiver or other modification or termination of this Agreement, (B) the custody, preservation, use or operation of, or the sale of, collection from, or other realization upon, any Pledged Collateral, (C) the exercise or enforcement of any of the rights of the Collateral Agent hereunder, or (D) the failure by any Pledgor to perform or observe any of the provisions hereof.

(iii) Without limiting the application of Section 11.1(m)(i) or (ii) hereof, each Pledgor agrees to pay, or reimburse the Collateral Agent for, any and all third party fees, costs and expenses of whatever kind or nature incurred in connection with the creation, preservation or protection of the Collateral Agent’s security interest in the Pledge Collateral, including, without limitation, all fees and taxes in connection with the recording or filing of instruments and documents in public offices, payment or discharge or any taxes or Lien upon or in respect of the Pledged Collateral, premiums for insurance with respect to the Pledged Collateral and all other fees, costs and expenses in connection with protecting, maintaining or preserving the Pledged Collateral and the Collateral Agent’s interest therein, whether through judicial proceedings or otherwise, or in defending or prosecuting any actions, suits or proceedings arising out of or relating to the Pledged Collateral.

(iv) If and to the extent that the obligations of a Pledgor under this Section 11.1(m) are unenforceable for any reason, such Pledgor hereby agrees to make the maximum contribution to the payment and satisfaction of such obligations that is permissible under applicable law.

(v) The provisions of this Section 11.1(m) shall survive the termination of this Agreement or the resignation of the Collateral Agent.

(n) The permissive right of the Collateral Agent to take or refrain from taking any actions in this Agreement shall not be construed as a duty.

(o) In no event shall the Collateral Agent be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Collateral Agent shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

(p) Notwithstanding anything contained herein to the contrary, the right of the Collateral Agent to perform any discretionary act enumerated herein or in any other Redemption and Exchange Transaction Document to which it is a party (including the right to consent to or approve of any action or document which requires their consent or approval and the right to waive any provision of, or consent to any change or amendment to, any of the Redemption and Exchange Transaction Documents) shall not be construed as giving rise to any expressed or implied duty owed by the Collateral Agent, and the Collateral Agent shall not be answerable in connection with any of the foregoing for, or have any liability whatsoever as a result of, (i) its refusal to perform, consent or approve of such discretionary acts without the prior consent or direction of the Required Holders, or (ii) its performance of any such discretionary act (except for any gross negligence or willful misconduct in the performance of such acts). In connection with any such discretionary acts, the Collateral Agent may in its sole discretion (but shall not have any obligation to) request the approval of the Required Holders.

(q) In the absence of actual knowledge of the Collateral Agent, the Collateral Agent will not be deemed to have knowledge of any Default or Event of Default.

(r) Anything herein contained to the contrary notwithstanding, each of the Pledgors shall remain liable under each of the Redemption and Exchange Transaction Documents to which it is a party to the extent set forth therein to perform all of its duties and obligations thereunder to the same extent as if this Agreement had not been executed, (b) the exercise by the Collateral Agent of any of its rights, remedies or powers hereunder shall not release any of the Pledgors from any of its duties or obligations under each of the Redemption and Exchange Transaction Documents to which it is a party and (c) the Collateral Agent shall not have any obligation or liability under any of the underlying contract to which any of the Pledgors is a party by reason of or arising out of this Agreement, nor shall the Collateral Agent be obligated to perform any of the obligations or duties of the Pledgors thereunder or to take any action to collect or enforce any claim for payment assigned hereunder or otherwise.

(s) In the event that the Collateral Agent is required to acquire title to an asset for any reason, or take any managerial action of any kind in regard thereto, in order to carry out any obligation for the benefit of another, which in the Collateral Agent’s sole discretion may cause it to be considered an “owner or operator” under the provisions of the Comprehensive Environmental Response, Compensation and Liability Act (“CERCLA”), 42 U.S.C. §9601, et seq., or otherwise cause it to incur liability under CERCLA or any other federal, state or local law, the Collateral Agent reserves the right, instead of taking such action, to either resign as Collateral Agent or arrange for the transfer of the title or control of the asset to a court-appointed receiver. The Collateral Agent shall not be liable to Pledgors or to any other person for any environmental claims or contribution actions under any federal, state or local law, rule or regulation by reason of its actions and conduct as authorized, empowered and directed hereunder or relating to the discharge, release or threatened release of hazardous materials into the environment.

SECTION 11.2. Collateral Agent May Perform; Collateral Agent Appointed Attorney-in-Fact. If any Pledgor shall fail to perform any covenants contained in this Agreement (including such Pledgor’s covenants to (i) pay the premiums in respect of all required insurance policies hereunder, (ii) pay and discharge any taxes, assessments and special assessments, levies, fees and governmental charges imposed upon or assessed against, and landlords’, carriers’, mechanics’, workmen’s, repairmen’s, laborers’, materialmen’s, suppliers’ and warehousemen’s Liens and other claims arising by operation of law against, all or any portion of the Pledged Collateral, (iii) make repairs, (iv) discharge Liens or (v) pay or perform any obligations of such Pledgor under any Pledged Collateral) or if any representation or warranty on the part of any Pledgor contained herein shall be breached, the Collateral Agent may (but shall not be obligated to) do the same or cause it to be done or remedy any such breach, and may expend funds for such purpose; provided, however, that the Collateral Agent shall in no event be bound to inquire into the validity of any tax, Lien, imposition or other obligation which such Pledgor fails to pay or perform as and when required hereby and which such Pledgor does not contest in accordance with the provisions of the Convertible Notes. Any and all amounts so expended by the Collateral Agent shall be paid by the Pledgors and, in addition, the Collateral Agent shall have the right to set off and to appropriate and to apply any and all deposits (general or special, including indebtedness, whether matured or unmatured, but not including trust accounts (in whatever currency)) and any other Indebtedness at any time held or owing by the Investors to or for the credit or the account of any Pledgor (in whatever currency) against and on account of the obligations and liabilities of any Pledgor to the Collateral Agent on behalf of the Investors under the terms of the Convertible Notes and the Security Documents. Neither the provisions of this Section 11.2 nor any action taken by the Collateral Agent pursuant to the provisions of this Section 11.2 shall prevent any such failure to observe any covenant contained in this Agreement nor any breach of representation or warranty from constituting an Event of Default. Each Pledgor hereby appoints the Collateral Agent its attorney-in-fact, with full power and authority in the place and stead of such Pledgor and in the name of such Pledgor, or otherwise, from time to time in the Collateral Agent’s discretion to take any action and to execute any instrument consistent with the terms of the Convertible Notes, this Agreement and the other Security Documents which the Collateral Agent may deem necessary or advisable to accomplish the purposes hereof, except for applications or other filings with the Federal Communications Commission or such other instruments which may not be lawfully executed by attorneys-in-fact (but the Collateral Agent shall not be obligated to and shall have no liability to such Pledgor or any third party for failure to so do or take action). The foregoing grant of authority is a power of attorney coupled with an interest and such appointment shall be irrevocable for the term hereof. Each Pledgor hereby ratifies all that such attorney shall lawfully do or cause to be done by virtue hereof.

SECTION 11.3. Continuing Security Interest; Assignment. This Agreement shall create a continuing security interest in the Pledged Collateral and shall (i) be binding upon the Pledgors, their respective successors and assigns and (ii) inure, together with the rights and remedies of the Collateral Agent hereunder, to the benefit of the Collateral Agent and the other Secured Parties and each of their respective successors, transferees and assigns. No other persons (including any other creditor of any Pledgor) shall have any interest herein or any right or benefit with respect hereto. Without limiting the generality of the foregoing clause (ii), any

Secured Party may assign or otherwise transfer any indebtedness held by it secured by this Agreement to any other person, and such other person shall thereupon become vested with all the benefits in respect thereof granted to such Secured Party, herein or otherwise, subject however, to the provisions of the Convertible Notes.

SECTION 11.4. Termination; Release. When all the Secured Obligations have been paid in full this Agreement shall terminate. Upon termination of this Agreement the Pledged Collateral shall be released from the Lien of this Agreement. Upon such release or any release of Pledged Collateral or any part thereof in accordance with the provisions of the Convertible Notes, the Collateral Agent shall, upon the request and at the sole cost and expense of the Pledgors, assign, transfer and deliver to Pledgor, against receipt and without recourse to or warranty by the Collateral Agent except as to the fact that the Collateral Agent has not encumbered the released assets, such of the Pledged Collateral or any part thereof to be released (in the case of a release) as may be in possession of the Collateral Agent and as shall not have been sold or otherwise applied pursuant to the terms hereof, and, with respect to any other Pledged Collateral, proper documents and instruments (including UCC-3 termination financing statements or releases) acknowledging the termination hereof or the release of such Pledged Collateral, as the case may be.

SECTION 11.5. Modification in Writing. No amendment, modification, supplement, termination or waiver of or to any provision hereof, nor consent to any departure by any Pledgor therefrom, shall be effective unless the same shall be made: (i) in accordance with the terms of the Convertible Notes and unless in writing and signed by the Collateral Agent and (ii) to the extent provided in the Intercreditor Agreement, the consent of the other creditors to amendments, modifications, supplements, terminations or waivers described therein. Any amendment, modification or supplement of or to any provision hereof, any waiver of any provision hereof and any consent to any departure by any Pledgor from the terms of any provision hereof in each case shall be effective only in the specific instance and for the specific purpose for which made or given. Except where notice is specifically required by this Agreement or any other document evidencing the Secured Obligations, no notice to or demand on any Pledgor in any case shall entitle any Pledgor to any other or further notice or demand in similar or other circumstances. In connection with the execution of any amendment, modification, supplement, termination or waiver, the Collateral Agent shall receive an opinion of counsel satisfactory to it to the effect that such action is authorized or permitted by the Redemption and Exchange Transaction Documents.

SECTION 11.6. Notices. Unless otherwise provided herein or in the Bridge Notes, any notice or other communication herein required or permitted to be given must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) one Business Day after deposit with an overnight courier service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:

If to the Guarantors:

WorldSpace, Inc.

8515 Georgia Avenue

Silver Springs, MD 20910

Telephone: (301) 960-1215

Facsimile: (301) 960-2215

Attention: Donald Frickel, Esq.

with a copy (for informational purposes only) to:

Baker & McKenzie LLP

1114 Avenue of the Americas

New York, New York 10036

Telephone: (212) 626-4936

Facsimile: (212) 310-1600

Attention: Jeffrey E. Cohen, Esq.

If to the Collateral Agent:

The Bank of New York

101 Barclay Street, Floor 4-E

New York, New York

Facsimile: (212) 815-5366

Attention: Global Finance Americas

or to such other address and/or facsimile number and/or to the attention of such other Person as the recipient party has specified by written notice given to each other party five (5) days prior to the effectiveness of such change. Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender’s facsimile machine containing the time, date, recipient facsimile number and an image of the first page of such transmission or (C) provided by an overnight courier service shall be rebuttable evidence of personal service, receipt by facsimile or receipt from an overnight courier service in accordance with clause (i), (ii) or (iii) above, respectively.

SECTION 11.7. Governing Law; Consent to Jurisdiction and Service of Process. Section 24 of the Bridge Notes is incorporated herein, mutatis mutandis, as if a part hereof. FURTHER, EACH PLEDGOR IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR

PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER SECURITY DOCUMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT OR IN ANY OTHER SECURITY DOCUMENT SHALL AFFECT ANY RIGHT THAT THE COLLATERAL AGENT OR ANY SECURED PARTY MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER SECURITY DOCUMENT AGAINST WORLDSPACE OR ANY PLEDGOR OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

SECTION 11.8. Severability of Provisions. Any provision hereof which is invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without invalidating the remaining provisions hereof or affecting the validity, legality or enforceability of such provision in any other jurisdiction.

SECTION 11.9. Execution in Counterparts. This Agreement and any amendments, waivers, consents or supplements hereto may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original, but all such counterparts together shall constitute one and the same agreement.

SECTION 11.10. Business Days. In the event any time period or any date provided in this Agreement ends or falls on a day other than a Business Day, then such time period shall be deemed to end and such date shall be deemed to fall on the next succeeding Business Day, and performance herein may be made on such Business Day, with the same force and effect as if made on such other day.

SECTION 11.11. No Credit for Payment of Taxes or Imposition. Such Pledgor shall not be entitled to any credit against the principal, premium, if any, or interest payable under the Convertible Notes, and such Pledgor shall not be entitled to any credit against any other sums which may become payable under the terms thereof or hereof, by reason of the payment of any Tax on the Pledged Collateral or any part thereof.

SECTION 11.12. No Claims Against Collateral Agent. Nothing contained in this Agreement shall constitute any consent or request by the Collateral Agent, express or implied, for the performance of any labor or services or the furnishing of any materials or other property in respect of the Pledged Collateral or any part thereof, nor as giving any Pledgor any right, power or authority to contract for or permit the performance of any labor or services or the furnishing of any materials or other property in such fashion as would permit the making of any claim against the Collateral Agent in respect thereof or any claim that any Lien based on the performance of such labor or services or the furnishing of any such materials or other property is prior to the Lien hereof.

SECTION 11.13. No Release. Nothing set forth in this Agreement or any other Security Document, nor the exercise by the Collateral Agent of any of the rights or remedies hereunder, shall relieve any Pledgor from the performance of any term, covenant, condition or agreement on such Pledgor’s part to be performed or observed under or in respect of any of the Pledged Collateral or from any liability to any person under or in respect of any of the Pledged Collateral or shall impose any obligation on the Collateral Agent or any other Secured Party to perform or observe any such term, covenant, condition or agreement on such Pledgor’s part to be so performed or observed or shall impose any liability on the Collateral Agent or any other Secured Party for any act or omission on the part of such Pledgor relating thereto or for any breach of any representation or warranty on the part of such Pledgor contained in this Agreement, the Convertible Notes or the other Security Documents, or under or in respect of the Pledged Collateral or made in connection herewith or therewith. Anything herein to the contrary notwithstanding, neither the Collateral Agent nor any other Secured Party shall have any obligation or liability under any contracts, agreements and other documents included in the Pledged Collateral by reason of this Agreement, nor shall the Collateral Agent or any other Secured Party be obligated to perform any of the obligations or duties of any Pledgor thereunder or to take any action to collect or enforce any such contract, agreement or other document included in the Pledged Collateral hereunder. The obligations of each Pledgor contained in this Section 11.13 shall survive the termination hereof and the discharge of such Pledgor’s other obligations under this Agreement, the Convertible Notes and the other Security Documents.

SECTION 11.14. Control. Notwithstanding anything herein to the contrary, prior to the occurrence of an Event of Default, this Agreement and the transactions contemplated hereby do not and will not constitute, create, or have the effect of constituting or creating, directly or indirectly, actual or practical ownership of any Pledgor by the Collateral Agent or any Secured Party, or affirmative or negative, direct or indirect control by the Collateral Agent or any Secured Party over the management or any other aspect of the operation of the Pledgors, which ownership and control remains exclusively and at all times in those Pledgors.

SECTION 11.15. Obligations Absolute. Subject to the terms of the Intercreditor Agreement, all obligations of each Pledgor hereunder shall be absolute and unconditional irrespective of:

(i) any bankruptcy, insolvency, reorganization, arrangement, readjustment, composition, liquidation or the like of any other Pledgor;

(ii) any lack of validity or enforceability of the Convertible Notes or any Security Document, or any other agreement or instrument relating thereto;

(iii) any change in the time, manner or place of payment of, or in any other term of, all or any of the Secured Obligations, or any other amendment or waiver of or any consent to any departure from the Convertible Notes or any Security Document or any other agreement or instrument relating thereto;

(iv) any pledge, exchange, release or non-perfection of any other collateral, or any release or amendment or waiver of or consent to any departure from any guarantee, for all or any of the Secured Obligations;

(v) any exercise, non-exercise or waiver of any right, remedy, power or privilege under or in respect of this Agreement, the Convertible Notes or any Security Document; or

(vi) any other circumstances which might otherwise constitute a defense available to, or a discharge of, any Pledgor.

SECTION 11.16. Jury Trial Waiver. Each of the Pledgors and the Secured Parties hereby irrevocably and unconditionally waives any right it may have to a trial by jury in respect of any litigation based on, arising out of, under or in connection with this Agreement.

[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, each Pledgor and the Collateral Agent have caused this Agreement to be duly executed and delivered by their duly authorized officers as of the date first above written.

WORLDSPACE, INC.,
as Pledgor

By:	/s/ Sridhar Ganesan
Name: Sridhar Ganesan
Title: Executive Vice President—Chief Financial Officer

WORLDSPACE SYSTEMS CORPORATION
as Pledgor

By:	/s/ Noah A. Samara
Name: Noah A. Samara
Title: Chief Executive Officer

AFRISPACE, INC.
as Pledgor

By:	/s/ Sridhar Ganesan
Name: Sridhar Ganesan
Title: Chief Financial Officer

WORLDSPACE SATELLITE COMPANY, LTD.
as Pledgor

By:	/s/ Noah A. Samara
Name: Noah A. Samara
Title: President

S-1

ASIASPACE LIMITED
as Pledgor

By:	/s/ Donald J. Frickel
Name: Donald J. Frickel
Title: Authorized Signatory

THE BANK OF NEW YORK
as Collateral Agent

By:	/s/ Timothy E. Burke
Name: Timothy E. Burke
Title: Vice President

S-2

EXHIBIT 1

[Form of]

ISSUER’S ACKNOWLEDGMENT

The undersigned hereby (i) acknowledges receipt of the Security Agreement (as amended, amended and restated, supplemented or otherwise modified from time to time the “Security Agreement”; capitalized terms used but not otherwise defined herein shall have the meanings assigned to such terms in the Security Agreement), dated as of June 1, 2007 made by WORLDSPACE, INC., a Delaware corporation (“WorldSpace”), the Guarantors from time to time party thereto and [                    ], as collateral agent (in such capacity and together with any successors in such capacity, the “Collateral Agent”), (ii) agrees promptly to note on its books the security interests granted to the Collateral Agent and confirmed under the Security Agreement, (iii) agrees that it will comply with instructions of the Collateral Agent with respect to the applicable Securities Collateral without further consent by the applicable Pledgor, (iv) agrees to notify the Collateral Agent upon obtaining knowledge of any interest in favor of any person in the applicable Securities Collateral that is adverse to the interest of the Collateral Agent therein and (v) waives any right or requirement at any time hereafter to receive a copy of the Security Agreement in connection with the registration of any Securities Collateral thereunder in the name of the Collateral Agent or its nominee or the exercise of voting rights by the Collateral Agent or its nominee.

[ ],
as Pledgor

By:
Name:
Title:

THE BANK OF NEW YORK,
as Collateral Agent

By:
Name:
Title:

EXHIBIT 2

[Form of]

SECURITIES PLEDGE AMENDMENT

This Securities Pledge Amendment, dated as of [            ], is delivered pursuant to Section 5.1 of the Security Agreement (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Security Agreement”; capitalized terms used but not otherwise defined herein shall have the meanings assigned to such terms in the Security Agreement), dated as of June 1, 2007 made by WORLDSPACE, INC., a Delaware corporation (“WorldSpace”), the Guarantors from time to time party thereto and The Bank of New York, as collateral agent (in such capacity and together with any successors in such capacity, the “Collateral Agent”). The undersigned hereby agrees that this Securities Pledge Agreement may be attached to the Security Agreement and that the Pledged Securities and/or Intercompany Notes listed on this Securities Pledge Amendment shall be deemed to be and shall become part of the Pledged Collateral and shall secure all Secured Obligations.

PLEDGED SECURITIES

ISSUER	CLASS OF STOCK OR INTERESTS	PAR VALUE	CERTIFICATE NO(S).	NUMBER OF SHARES OR INTERESTS	PERCENTAGE OF ALL ISSUED CAPITAL OR OTHER EQUITY INTERESTS OF ISSUER

INTERCOMPANY NOTES

ISSUER	PRINCIPAL AMOUNT	DATE OF ISSUANCE	INTEREST RATE	MATURITY DATE

WORLDSPACE, INC.,
as Pledgor

By:
Name:
Title::

AGREED TO AND ACCEPTED:

THE BANK OF NEW YORK,

as Collateral Agent

By:
Name:
Title:

EXHIBIT 3

[Form of]

JOINDER AGREEMENT

[                    ]

[Date]

Ladies and Gentlemen:

Reference is made to the Security Agreement (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Security Agreement”; capitalized terms used but not otherwise defined herein shall have the meanings assigned to such terms in the Security Agreement), dated as of June 1, 2007, made by WORLDSPACE, INC., a Delaware corporation (“WorldSpace”), the Guarantors from time to time party thereto and THE BANK OF NEW YORK, as collateral agent (in such capacity and together with any successors in such capacity, the “Collateral Agent”).

This Joinder Agreement supplements the Security Agreement and is delivered by the undersigned, [                    ] (the “New Pledgor”), pursuant to Section 3.5 of the Security Agreement. The New Pledgor hereby agrees to be bound as a Guarantor and as a Pledgor party to the Security Agreement by all of the terms, covenants and conditions set forth in the Security Agreement to the same extent that it would have been bound if it had been a signatory to the Security Agreement on the date of the Security Agreement. Without limiting the generality of the foregoing, the New Pledgor hereby grants and pledges to the Collateral Agent, as collateral security for the full, prompt and complete payment and performance when due (whether at stated maturity, by acceleration or otherwise) of the Secured Obligations, a Lien on and security interest in, all of its right, title and interest in, to and under the Pledged Collateral and expressly assumes all obligations and liabilities of a Guarantor and Pledgor thereunder. The New Pledgor hereby makes each of the representations and warranties and agrees to each of the covenants applicable to the Pledgors contained in the Security Agreement.

Annexed hereto are supplements to each of the schedules to the Security Agreement with respect to the New Pledgor. Such supplements shall be deemed to be part of the Security Agreement.

This Joinder Agreement and any amendments, waivers, consents or supplements hereto may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original, but all such counterparts together shall constitute one and the same agreement.

THIS JOINDER AGREEMENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

IN WITNESS WHEREOF, the New Pledgor has caused this Joinder Agreement to be executed and delivered by its duly authorized officer as of the date first above written.

[ ],
as Pledgor

By:
Name:
Title:

AGREED TO AND ACCEPTED:

THE BANK OF NEW YORK

as Collateral Agent

By:
Name:
Title:

[Schedules to be attached]

EXHIBIT 4

[Form of]

CONTROL AGREEMENT CONCERNING SECURITIES ACCOUNTS

This Control Agreement Concerning Securities Accounts (this “Control Agreement”), dated as of [            ], by and among WORLDSPACE, INC., a Delaware corporation (“WorldSpace”), the Guarantors from time to time party thereto, THE BANK OF NEW YORK, as collateral agent (in such capacity and together with any successors in such capacity, the “Collateral Agent”) and [            ], as the securities intermediary (the “Securities Intermediary”), is delivered pursuant to Section 3.4(c) of that certain security agreement (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Security Agreement”), dated as of June 1, 2007, made by the Pledgor and each of the Guarantors from time to time party thereto in favor of THE BANK OF NEW YORK, as collateral agent, as pledgee, assignee and secured party (the “Collateral Agent”). This Control Agreement is for the purpose of perfecting the security interests of the Secured Parties granted by the Pledgor in the Designated Accounts described below. All references herein to the “UCC” shall mean the Uniform Commercial Code as in effect from time to time in the State of New York. Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Security Agreement.

Section 1. Confirmation of Establishment and Maintenance of Designated Accounts. The Securities Intermediary hereby confirms and agrees that (i) the Securities Intermediary has established for the Pledgor and maintains the account(s) listed in [Schedule I] annexed hereto (such account(s), together with each such other securities account maintained by the Pledgor with the Securities Intermediary collectively, the “Designated Accounts” and each a “Designated Account”), (ii) each Designated Account will be maintained in the manner set forth herein until termination of this Control Agreement, (iii) this Control Agreement is the valid and legally binding obligation of the Securities Intermediary, (iv) the Securities Intermediary is a “securities intermediary” as defined in Article 8-102(a)(14) of the UCC, (v) each of the Designated Accounts is a “securities account” as such term is defined in Section 8-501(a) of the UCC and (vi) all securities or other property underlying any financial assets which are credited to any Designated Account shall be registered in the name of the Securities Intermediary, endorsed to the Securities Intermediary or in blank or credited to another securities account maintained in the name of the Securities Intermediary and in no case will any financial asset credited to any Designated Account be registered in the name of the Pledgor, payable to the order of the Pledgor or specially endorsed to the Pledgor, except to the extent the foregoing have been specially endorsed to the Securities Intermediary or in blank.

Section 2. “Financial Assets” Election. All parties hereto agree that each item of Investment Property and all other property held in or credited to any Designated Account (the “Account Property”) shall be treated as a “financial asset” within the meaning of Section 8-102(a)(9) of the UCC.

Section 3. Entitlement Order. If at any time the Securities Intermediary shall receive an “entitlement order” (within the meaning of Section 8-102(a)(8) of the UCC) issued by the Collateral Agent and relating to any financial asset maintained in one or more of the Designated Accounts, the Securities Intermediary shall comply with such entitlement order without further consent by the Pledgor or any other person. The Securities Intermediary shall also comply with instructions directing the Securities Intermediary with respect to the sale, exchange or transfer of any Account Property held in each Designated Account originated by a Pledgor, or any representative of, or investment manager appointed by, a Pledgor until such time as the Collateral Agent delivers a Notice of Sole Control pursuant to Section 9(i) to the Securities Intermediary. The Securities Intermediary shall comply with, and is fully entitled to rely upon, any entitlement order from the Collateral Agent, even if such entitlement order is contrary to any entitlement order that the Pledgor may give or may have given to the Securities Intermediary.

Section 4. Subordination of Lien; Waiver of Set-Off. The Securities Intermediary hereby agrees that any security interest in, lien on, encumbrance, claim or (except as provided in the next sentence) right of setoff against, any Designated Account or any Account Property it now has or subsequently obtains shall be subordinate to the security interest of the Collateral Agent in the Designated Accounts and the Account Property therein or credited thereto. The Securities Intermediary agrees not to exercise any present or future right of recoupment or set-off against any of the Designated Accounts or to assert against any of the Designated Accounts any present or future security interest, banker’s lien or any other lien or claim (including claim for penalties) that the Securities Intermediary may at any time have against or in any of the Designated Accounts or any Account Property therein or credited thereto; provided, however, that the Securities Intermediary may set off all amounts due to the Securities Intermediary in respect of its customary fees and expenses for the routine maintenance and operation of the Designated Accounts, including overdraft fees and amounts advanced to settle authorized transactions.

Section 5. Choice of Law. Both this Control Agreement and the Designated Accounts shall be governed by the laws of the State of New York. Regardless of any provision in any other agreement, for purposes of the UCC, New York shall be deemed to be the Securities Intermediary’s jurisdiction and the Designated Accounts (as well as the security entitlements related thereto) shall be governed by the laws of the State of New York.

Section 6. Conflict with Other Agreements; Amendments. As of the date hereof, there are no other agreements entered into between the Securities Intermediary and the Pledgor with respect to any Designated Account or any security entitlements or other financial assets credited thereto (other than standard and customary documentation with respect to the establishment and maintenance of such Designated Accounts). The Securities Intermediary and the Pledgor will not enter into any other agreement with respect to any Designated Account unless the Collateral Agent shall have received prior written notice thereof. The Securities Intermediary and the Pledgor have not and will not enter into any other agreement with respect to (i) creation or perfection of any security interest in or (ii) control of security entitlements maintained in any of the Designated Accounts or purporting to limit or condition the obligation of the Securities Intermediary to comply with entitlement orders with respect to any Account Property held in or credited to any Designated Account as set forth in Section 3 hereof without the prior written consent of the Collateral Agent acting in its sole discretion. In the event of any conflict with respect to control over any Designated Account between this Control Agreement (or any portion hereof) and any other agreement now existing or hereafter entered into, the terms of this Control Agreement shall prevail. No amendment or modification of this Control Agreement or waiver of any rights hereunder shall be binding on any party hereto unless it is in writing and is signed by all the parties hereto.

Section 7. Certain Agreements.

(i) As of the date hereof, the Securities Intermediary has furnished to the Collateral Agent the most recent account statement issued by the Securities Intermediary with respect to each of the Designated Accounts and the financial assets and cash balances held therein, identifying the financial assets held therein in a manner acceptable to the Collateral Agent. Each such statement accurately reflects the assets held in such Designated Account as of the date thereof.

(ii) The Securities Intermediary will, upon its receipt of each supplement to the Security Agreement signed by the Pledgor and identifying one or more financial assets as “Pledged Collateral,” enter into its records, including computer records, with respect to each Designated Account a notation with respect to any such financial asset so that such records and reports generated with respect thereto identify such financial asset as “Pledged.”

Section 8. Notice of Adverse Claims. Except for the claims and interest of the Collateral Agent and of the Pledgor in the Account Property held in or credited to the Designated Accounts, the Securities Intermediary on the date hereof does not know of any claim to, security interest in, lien on, or encumbrance against, any Designated Account or Account Property held in or credited thereto and does not know of any claim that any person or entity other than the Collateral Agent has been given “control” (within the meaning of Section 8-106 of the UCC) of any Designated Account or any such Account Property. If the Securities Intermediary becomes aware that any person or entity is asserting any lien, encumbrance, security interest or adverse claim (including any writ, garnishment, judgment, warrant of attachment, execution or similar process or any claim of control) against any of the Account Property held in or credited to any Designated Account, the Securities Intermediary shall promptly notify the Collateral Agent and the Pledgor thereof.

Section 9. Maintenance of Designated Accounts. In addition to the obligations of the Securities Intermediary in Section 3 hereof, the Securities Intermediary agrees to maintain the Designated Accounts as follows:

(i) Notice of Sole Control. If at any time the Collateral Agent delivers to the Securities Intermediary a notice instructing the Securities Intermediary to terminate Pledgor’s access to any Designated Account (the “Notice of Sole Control”), the Securities Intermediary agrees that, after receipt of such notice, it will take all instructions with respect to such Designated Account solely from the Collateral Agent, terminate all instructions and orders originated by the Pledgor with respect to the Designated Accounts or any Account Property therein, and cease taking instructions from Pledgor, including, without limitation, instructions for investment, distribution or transfer of any financial asset maintained in any Designated Account. Permitting settlement of trades pending at the time of receipt of such notice shall not constitute a violation of the immediately preceding sentence.

(ii) Voting Rights. Until such time as the Securities Intermediary receives a Notice of Sole Control, the Pledgor, or an investment manager on behalf of the Pledgor, shall direct the Securities Intermediary with respect to the voting of any financial assets credited to any Designated Account.

(iii) Statements and Confirmations. The Securities Intermediary will provide to the Collateral Agent, upon the Collateral Agent’s request therefor from time to time, a statement of the market value of each financial asset maintained in each Designated Account. The Securities Intermediary shall not change the name or account number of any Designated Account without the prior written consent of the Collateral Agent.

(iv) Perfection in Certificated Securities. The Securities Intermediary acknowledges that, in the event that it should come into possession of any certificate representing any security or other Account Property held in or credited to any of the Designated Accounts, the Securities Intermediary shall retain possession of the same on behalf and for the benefit of the Collateral Agent and such act shall cause the Securities Intermediary to be deemed holding such certificate for the Collateral Agent, if necessary to perfect the Collateral Agent’s security interest in such securities or assets. The Securities Intermediary hereby acknowledges its receipt of a copy of the Security Agreement, which shall also serve as notice to the Securities Intermediary of a security interest in collateral held on behalf and for the benefit of the Collateral Agent.

Section 10. Successors; Assignment. The terms of this Control Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective corporate successors and permitted assignees.

Section 11. Notices. Any notice, request or other communication required or permitted to be given under this Control Agreement shall be in writing and deemed to have been properly given when delivered in person, or when sent by telecopy or other electronic means and electronic confirmation of error free receipt is received or two (2) days after being sent by certified or registered United States mail, return receipt requested, postage prepaid, addressed to the party at the address set forth below, provided that notices to the Collateral Agent shall not be deemed properly given unless actually received by the Collateral Agent at its office set forth below.

Pledgor:	WORLDSPACE, INC.,
[Address] Attention: Telecopy: Telephone: with copy to:

Securities Intermediary:	[ ] [Address] Attention: Telecopy: Telephone:

Collateral Agent:	THE BANK OF NEW YORK 101 Barclay Street, 4E New York, NY 10286 Attention: Global Finance Americas Telecopy: 212-815-5366

Any party may change its address for notices in the manner set forth above.

Section 12. Termination.

(i) Except as otherwise provided in this Section 12, the obligations of the Securities Intermediary hereunder and this Control Agreement shall continue in effect until the security interests of the Collateral Agent in the Designated Accounts and any and all Account Property held therein or credited thereto have been terminated pursuant to the terms of the Security Agreement and the Collateral Agent has notified the Securities Intermediary of such termination in writing.

(ii) The Securities Intermediary, acting alone, may terminate this Control Agreement at any time and for any reason by written notice delivered to the Collateral Agent and the Pledgor not less than thirty (30) days prior to the effective termination date.

(iii) Prior to any termination of this Control Agreement pursuant to this Section 12, the Securities Intermediary hereby agrees that it shall promptly take, at Pledgor’s sole cost and expense, all reasonable actions necessary to facilitate the transfer of any Account Property in or credited to the Designated Accounts as follows: (i) in the case of a termination of this Control Agreement under Section 12(i), to the institution designated in writing by Pledgor; and (ii) in all other cases, to the institution designated in writing by the Collateral Agent.

Section 13. Fees and Expenses. The Securities Intermediary agrees to look solely to the Pledgor for payment of any and all reasonable fees, costs, charges and expenses incurred or otherwise relating to the Designated Accounts and services provided by the Securities Intermediary hereunder (collectively, the “Account Expenses”), and the Pledgor agrees to pay such Account Expenses to the Securities Intermediary within 30 days after receipt of a reasonably detailed written invoice therefor. The Pledgor acknowledges and agrees that it shall be, and at all times remains, solely liable to the Securities Intermediary for all Account Expenses.

Section 14. Severability. If any term or provision set forth in this Control Agreement shall be invalid or unenforceable, the remainder of this Control Agreement, other than those provisions held invalid or unenforceable, shall be construed in all respects as if such invalid or unenforceable term or provision were omitted.

Section 15. Counterparts. This Control Agreement may be executed in any number of counterparts, all of which shall constitute one and the same instrument, and any party hereto may execute this Control Agreement by signing and delivering one or more counterparts.

[signature page follows]

WORLDSPACE, INC., as Pledgor

By:
Name: Title:

AGREED TO AND ACCEPTED: THE BANK OF NEW YORK as Collateral Agent

By:
Name: Title:

[ ], as Securities Intermediary

By:
Name: Title:

S-1

SCHEDULE I

Designated Account(s)

EXHIBIT 5

[Form of]

CONTROL AGREEMENT CONCERNING DEPOSIT ACCOUNTS

This CONTROL AGREEMENT CONCERNING DEPOSIT ACCOUNTS (this “Control Agreement”), dated as of [            ], by and among WORLDSPACE, INC., a Delaware corporation (“WorldSpace”), the Guarantors from time to time party thereto and THE BANK OF NEW YORK, as Collateral Agent (the “Collateral Agent”), and [            ] (the “Bank”), is delivered pursuant to Section 3.4(b) of that certain security agreement (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Security Agreement”), dated as of June 1, 2007, made by the Pledgor and each of the Guarantors from time to time party thereto in favor of THE BANK OF AMERICA, as collateral agent, as pledgee, assignee and secured party (the “Collateral Agent”). This Control Agreement is for the purpose of perfecting the security interests of the Secured Parties granted by the Pledgor in the Designated Accounts described below. All references herein to the “UCC” shall mean the Uniform Commercial Code as in effect from time to time in the State of New York. Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Security Agreement.

Section 1. Confirmation of Establishment and Maintenance of Designated Accounts. The Bank hereby confirms and agrees that (i) the Bank has established for the Pledgor and maintains the deposit account(s) listed in Schedule I annexed hereto (such account(s), together with each such other deposit account maintained by the Pledgor with the Bank collectively, the “Designated Accounts” and each, a “Designated Account”), (ii) each Designated Account will be maintained in the manner set forth herein until termination of this Control Agreement, (iii) the Bank is a “bank,” as such term is defined in the UCC, (iv) this Control Agreement is the valid and legally binding obligation of the Bank and (v) each Designated Account is a “deposit account” as such term is defined in Article 9 of the UCC.

Section 2. Control. The Pledgor hereby authorizes and directs the Bank to comply, and the Bank hereby accepts such authorization and direction, and the Bank agrees that it shall comply with instructions originated by the Collateral Agent without further consent of the Pledgor or any person acting or purporting to act for the Pledgor being required, including, without limitation, directing disposition of the funds in each Designated Account. The Bank shall also comply with instructions directing the disposition of funds in each Designated Account originated by the Pledgor or its authorized representatives until such time as the Collateral Agent delivers a Notice of Sole Control pursuant to Section 8(i) hereof to the Bank. The Bank shall comply with, and is fully entitled to rely upon, any instruction from the Collateral Agent, even if such instruction is contrary to any instruction that the Pledgor may give or may have given to the Bank.

Section 3. Subordination of Lien; Waiver of Set-Off. The Bank hereby agrees that any security interest in, lien on, encumbrance, claim or (except as provided in the next sentence) right of setoff against, any Designated Account or any funds therein it now has or subsequently obtains shall be subordinate to the security interest of the Collateral Agent in the Designated Accounts and the funds therein or credited thereto. The Bank agrees not to exercise any present or future right of recoupment or set-off against any of the Designated Accounts or to assert against any of the Designated Accounts any present or future security interest, banker’s lien or any other lien or claim (including claim for penalties) that the Bank may at any time have against or in any of the Designated Accounts or any funds therein; provided, however, that the Bank may set off (i) all amounts due to the Bank in respect of its customary fees and expenses for the routine maintenance and operation of the Designated Accounts, including overdraft fees, and (ii) the face amount of any checks or other items which have been credited to any Designated Account but are subsequently returned unpaid because of uncollected or insufficient funds).

Section 4. Choice of Law. Both this Control Agreement and the Designated Accounts shall be governed by the laws of the State of New York. Regardless of any provision in any other agreement, for purposes of the UCC, New York shall be deemed to be the Bank’s jurisdiction and the Designated Account(s) shall be governed by the law of the State of New York.

Section 5. Conflict with Other Agreements; Amendments. As of the date hereof, there are no other agreements entered into between the Bank and the Pledgor with respect to any Designated Account or any funds credited thereto (other than standard and customary documentation with respect to the establishment and maintenance of such Designated Accounts). The Bank and the Pledgor will not enter into any other agreement with respect to any Designated Account unless the Collateral Agent shall have received prior written notice thereof. The Bank and the Pledgor have not and will not enter into any other agreement with respect to control of the Designated Accounts or purporting to limit or condition the obligation of the Bank to comply with any orders or instructions with respect to any Designated Account as set forth in Section 2 hereof without the prior written consent of the Collateral Agent acting in its sole discretion. In the event of any conflict with respect to control over any Designated Account between this Control Agreement (or any portion hereof) and any other agreement now existing or hereafter entered into, the terms of this Control Agreement shall prevail. No amendment or modification of this Control Agreement or waiver of any right hereunder shall be binding on any party hereto unless it is in writing and is signed by all the parties hereto.

Section 6. Certain Agreements. As of the date hereof, the Bank has furnished to the Collateral Agent the most recent account statement issued by the Bank with respect to each of the Designated Accounts and the cash balances held therein. Each such statement accurately reflects the assets held in such Designated Account as of the date thereof.

Section 7. Notice of Adverse Claims. Except for the claims and interest of the Secured Parties and of the Pledgor in the Designated Accounts, the Bank on the date hereof does not know of any claim to, security interest in, lien on, or encumbrance against, any Designated Account or in any funds credited thereto and does not know of any claim that any person or entity other than the Collateral Agent has been given control (within the meaning of Section 9-104 of the UCC) of any Designated Account or any such funds. If the Bank becomes aware that any person or entity is asserting any lien, encumbrance, security interest or adverse claim (including any writ, garnishment, judgment, warrant of attachment, execution or similar process or any claim of control) against any funds in any Designated Account, the Bank shall promptly notify the Collateral Agent and the Pledgor thereof.

Section 8. Maintenance of Designated Accounts. In addition to the obligations of the Bank in Section 2 hereof, the Bank agrees to maintain the Designated Accounts as follows:

(i) Notice of Sole Control. If at any time the Collateral Agent delivers to the Bank a notice instructing the Bank to terminate Pledgor’s access to any Designated Account (the “Notice of Sole Control”), the Bank agrees that, after receipt of such notice, it will take all instruction with respect to such Designated Account solely from the Collateral Agent, terminate all instructions and orders originated by the Pledgor with respect to the Designated Accounts or any funds therein, and cease taking instructions from the Pledgor, including, without limitation, instructions for distribution or transfer of any funds in any Designated Account.

(ii) Statements and Confirmations. The Bank will promptly provide to the Collateral Agent, upon request therefor from time to time, a statement of the cash balance in each Designated Account. The Bank shall not change the name or account number of any Designated Account without the prior written consent of the Collateral Agent.

Section 9. Successors; Assignment. The terms of this Control Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective corporate successors and permitted assignees.

Section 10. Notices. Any notice, request or other communication required or permitted to be given under this Control Agreement shall be in writing and deemed to have been properly given when delivered in person, or when sent by telecopy or other electronic means and electronic confirmation of error free receipt is received or two (2) days after being sent by certified or registered United States mail, return receipt requested, postage prepaid, addressed to the party at the address set forth below, provided that notices to the Collateral Agent shall not be deemed properly given unless actually received by the Collateral Agent at its office set forth below.

Pledgor:	WORLDSPACE, INC.,
[Address] Attention: Telecopy: Telephone: with copy to:

Bank:	[ ] [ ] [ ] Attention: Telecopy: Telephone:

Collateral Agent:	THE BANK OF NEW YORK 101 Barclay Street, 4E New York, NY 10286 Attention: Global Finance Americas Telecopy: 212-815-5366

Any party may change its address for notices in the manner set forth above.

Section 11. Termination.

(i) Except as otherwise provided in this Section 11, the obligations of the Bank hereunder and this Control Agreement shall continue in effect until the security interests of the Collateral Agent in the Designated Accounts and any and all funds therein have been terminated pursuant to the terms of the Security Agreement and the Collateral Agent has notified the Bank of such termination in writing.

(ii) The Bank, acting alone, may terminate this Control Agreement at any time and for any reason by written notice delivered to the Collateral Agent and the Pledgor not less than thirty (30) days prior to the effective termination date.

(iii) Prior to any termination of this Control Agreement pursuant to this Section 11, the Bank hereby agrees that it shall promptly take, at Pledgor’s sole cost and expense, all reasonable actions necessary to facilitate the transfer of any funds in the Designated Accounts as follows: (a) in the case of a termination of this Control Agreement under Section 11(i), to the institution designated in writing by Pledgor; and (b) in all other cases, to the institution designated in writing by the Collateral Agent.

Section 12. Fees and Expenses. The Bank agrees to look solely to the Pledgor for payment of any and all reasonable fees, costs, charges and expenses incurred or otherwise relating to the Designated Accounts and services provided by the Bank hereunder (collectively, the “Account Expenses”), and the Pledgor agrees to pay such Account Expenses to the Bank within 30 days after receipt of a reasonably detailed written invoice therefor. The Pledgor acknowledges and agrees that it shall be, and at all times remains, solely liable to the Bank for all Account Expenses.

Section 13. Severability. If any term or provision set forth in this Control Agreement shall be invalid or unenforceable, the remainder of this Control Agreement, other than those provisions held invalid or unenforceable, shall be construed in all respects as if such invalid or unenforceable term or provision were omitted.

Section 14. Counterparts. This Control Agreement may be executed in any number of counterparts, all of which shall constitute one and the same instrument, and any party hereto may execute this Control Agreement by signing and delivering one or more counterparts.

[signature page follows]

WORLDSPACE, INC., as Pledgor

By:
Name: Title:

THE BANK OF AMERICA, as Collateral Agent

By:
Name: Title:

[ ], as Bank

By:
Name: Title:

S-1

SCHEDULE I

Designated Account(s)

EXHIBIT 6

[Form of]

IP SECURITY AGREEMENT

This IP Security Agreement, dated as of [     ] (this “IP Security Agreement”), is made by WORLDSPACE, INC. (“WorldSpace”) and each Guarantor under the Security Agreement (as defined below) (WorldSpace, together with the Guarantors, collectively, the “Pledgors”) in favor of THE BANK OF NEW YORK, in its capacity as collateral agent (the “Collateral Agent”).

This IP Security Agreement is made and delivered pursuant to, and as required by, the Security Agreement, dated as of even date herewith (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Security Agreement”), between Pledgor and the Collateral Agent, for recordation with the United States Patent and Trademark Office and the United States Copyright Office. All capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Security Agreement.

In consideration of the premises and to induce the Collateral Agent, for the benefit of the Secured Parties, to secure the payment and performance of all the Secured Obligations, Pledgor hereby agrees with the Collateral Agent as follows:

SECTION 1. Grant of Security. Pledgor hereby grants, and hereby confirms the grant pursuant to the Security Agreement, to the Collateral Agent, for the ratable benefit of the Secured Parties, a security interest in all of Pledgor’s right, title and interest in and to the Intellectual Property Collateral, including, without limitation:

(i) the patents and patent applications set forth in Schedule A hereto;

(ii) the trademark and service mark registrations and applications, together with the goodwill associated therewith, set forth in Schedule B hereto (but excluding any United States intent-to-use trademark applications prior to the filing and acceptance of a statement of use or an amendment to allege use in connection therewith to the extent that a grant of a security interest therein violates 15 U.S.C. § 1060(a)(1) or applicable law; provided that upon the filing and acceptance of a statement of use or an amendment to allege use in connection therewith, such United States intent-to-use trademark application shall be automatically included as part of the Pledged Collateral without further action by Pledgor, the Collateral Agent or any other person);

(iii) all copyrights, (whether registered or unregistered) now owned by Pledgor, including, without limitation, the copyright registrations and applications set forth in Schedule C hereto;

(iv) all reissues, divisions, continuations, continuations-in-part, extensions, renewals and reexaminations of any of the foregoing, all rights in the foregoing provided by international treaties or conventions, all rights corresponding thereto throughout the world and all other rights of any kind whatsoever of Pledgor accruing thereunder or pertaining thereto;

(v) any and all claims for damages for past, present and future infringement, dilution, misappropriation, violation or breach with respect to any of the foregoing, with the right, but not the obligation, to sue for and collect, or otherwise recover, such damages; and

(vi) any and all Proceeds of or arising from any of the foregoing.

SECTION 2. Security Agreement. The security interest granted pursuant to this IP Security Agreement is granted in conjunction with the security interest granted to the Collateral Agent pursuant to the Security Agreement, and Pledgor hereby acknowledges and affirms that the rights and remedies of the Collateral Agent with respect to the security interest in the Intellectual Property Collateral made and granted hereby are more fully set forth in the Security Agreement, the terms and provisions of which are incorporated by reference herein as if fully set forth herein. In the event that any provision of this IP Security Agreement is deemed to conflict with the Security Agreement, the provisions of the Security Agreement shall control.

SECTION 3. Recordation. Pledgor authorizes and requests that the Register of Copyrights, the Commissioner for Patents and the Commissioner for Trademarks and any other applicable government officer record this IP Security Agreement.

SECTION 4. Execution in Counterparts. This IP Security Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

SECTION 5. Governing Law. This IP Security Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, Pledgor has caused this IP Security Agreement to be executed and delivered by its duly authorized offer as of the date first set forth above.

Very truly yours,
[ ]
as Pledgor

By:
Name:
Title:

Accepted and Agreed:

THE BANK OF NEW YORK,
as Collateral Agent

By:
Name:
Title:

SCHEDULE A

U.S. Patents

Title	Patent #	Date Filed	Date Granted

U.S. Patent Applications

Title	Application #	Date Filed

International Patents

International Patent Applications

SCHEDULE B

U.S. Marks

Mark	Registration #/ Application #	Registration Date/ Application Date	Status

International Marks

Mark	Country	Registration #/ Application No.	Registration Date/ Application Date	Status

SCHEDULE C

U.S. Copyrights:

International Copyrights:

EXHIBIT 7

[Form of]

IP SECURITY AGREEMENT SUPPLEMENT

This IP Security Agreement Supplement, dated as of [            ] (this “IP Security Agreement Supplement”), is made by WORLDSPACE, INC. and each Guarantor under the Security Agreement (as defined below) (each a “Pledgor,” and collectively, “Pledgors”) in favor of THE BANK OF NEW YORK, in its capacity as collateral agent (the “Collateral Agent”).

This IP Security Agreement Supplement is made and delivered pursuant to, and as required by, the Security Agreement, dated as of June 1, 2007 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Security Agreement”), among Pledgors and the Collateral Agent, for recordation with the United States Patent and Trademark Office and the United States Copyright Office. This IP Security Agreement Supplement identifies the After-Acquired Intellectual Property as required by the Security Agreement. All capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Security Agreement.

In consideration of the premises and to induce the Collateral Agent, for the benefit of the Secured Parties, to secure the payment and performance of all Secured Obligations, Pledgors hereby agree with the Collateral Agent as follows:

SECTION 1. Grant of Security. Each Pledgor hereby grants, and hereby confirms the grant pursuant to the Security Agreement, to the Collateral Agent, for the ratable benefit of the Secured Parties, a security interest in all of such Pledgor’s right, title and interest in and to the After-Acquired Intellectual Property, including, without limitation:

(i) the patents and patent applications set forth in Schedule A hereto;

(ii) the trademark and service mark registrations and applications, together with the goodwill associated therewith, set forth in Schedule B hereto (but excluding any United States intent-to-use trademark applications prior to the filing and acceptance of a statement of use or an amendment to allege use in connection therewith to the extent that a grant of a security interest therein violates 15 U.S.C. § 1060(a)(1) or applicable law; provided that upon the filing and acceptance of a statement of use or an amendment to allege use in connection therewith, such United States intent-to-use trademark application shall be automatically included as part of the Pledged Collateral without further action by any Pledgor, the Collateral Agent or any other person);

(iii) the copyright registrations and applications set forth in Schedule C hereto;

(iv) all reissues, divisions, continuations, continuations-in-part, extensions, renewals and reexaminations of any of the foregoing, all rights in the foregoing provided by international treaties or conventions, all rights corresponding thereto throughout the world and all other rights of any kind whatsoever of such Pledgor accruing thereunder or pertaining thereto;

(v) all any and all claims for damages for past, present and future infringement, dilution, misappropriation, violation or breach with respect to any of the foregoing, with the right, but not the obligation, to sue for and collect, or otherwise recover, such damages; and

(vi) any and all Proceeds of or arising from any of the foregoing.

SECTION 2. Supplement to Security Agreement and IP Security Agreement. Each item of the After-Acquired Intellectual Property set forth in the Schedules attached hereto supplements the Intellectual Property Collateral identified in the Security Agreement and the IP Security Agreement.

SECTION 3. Security Agreement. The security interest granted pursuant to this IP Security Agreement Supplement is granted in conjunction with the security interest granted to the Collateral Agent pursuant to the Security Agreement and Pledgors hereby acknowledge and affirm that the rights and remedies of the Collateral Agent with respect to the security interest in the After-Acquired Intellectual Property made and granted hereby are more fully set forth in the Security Agreement, the terms and provisions of which are incorporated by reference herein as if fully set forth herein. In the event that any provision of this IP Security Agreement Supplement is deemed to conflict with the Security Agreement, the provisions of the Security Agreement shall control unless the Collateral Agent shall otherwise determine.

SECTION 4. Recordation. Each Pledgor authorizes and requests that the Register of Copyrights, the Commissioner for Patents and the Commissioner for Trademarks and any other applicable government officer record this IP Security Agreement Supplement.

SECTION 5. Execution in Counterparts. This IP Security Agreement Supplement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

SECTION 6. Governing Law. This IP Security Agreement Supplement shall be governed by, and construed in accordance with, the laws of the State of New York.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, each Pledgor has caused this IP Security Agreement Supplement to be executed and delivered by its duly authorized offer as of the date first set forth above.

Very truly yours,

[WORLDSPACE, INC.],
as Pledgor

By:
Name:
Title:

STATE OF	)
	)	ss.:
COUNTY OF	)

Before me, the undersigned, a Notary Public in and for the county aforesaid, on this              day of                         , 2007, personally appeared                                                   who, being by me duly sworn, deposes and says that he/she is the                                          of                                                  , and that he/she, as such officer being duly authorized so to do, executed the foregoing instrument for the purposes therein contained as his/her free act and deed and as the full act and deed of such corporation as such officer.

Notary Public

(Affix Seal Below)

Schedule A

Patents and Patent Applications

[TBD]

Schedule B

Trademark Registrations and Applications

[TBD]

Schedule C

Copyrights

[TBD]

EXHIBIT 9

FORM OF LANDLORD ACCESS AGREEMENT

EXHIBIT 10

[Form of Acknowledgment]

Collateral Agent

[Insert address]

Reference is made to the Security Agreement dated as of June 1, 2007, among WORLDSPACE, INC. (“WorldSpace”), the Guarantors named therein and THE BANK OF NEW YORK, as the Collateral Agent (the “Security Agreement”). By executing and delivering this acknowledgment the undersigned hereby (i) agrees to be bound by all the terms and provisions of the Security Agreement and (ii) appoints Collateral Agent as its collateral agent under the Security Agreement. Any notices under the Security Agreement can be sent to the undersigned at its address set forth below.

This acknowledgment shall be construed in accordance with and governed by the laws of the State of New York.

Date:

Address for Notices:

Acknowledged and agreed:

THE BANK OF NEW YORK